As filed with the U.S. Securities and Exchange Commission on September 5, 2025.

Registration No. 333-289723

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAO Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	7376	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit A4, 5/F

Tsing Yi Industrial Centre Phase 1

Nos. 1-33 Cheung Tat Road

Tsing Yi, New Territories

Hong Kong

(852) 3955 2301

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global, Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq. Sharon Carroll, Esq. Matthew Siracusa, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Tel: 212-930-9700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: 703-919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission of which this prospectus is a part is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED. , 2025

BAO Holding Limited

1,500,000 Class A Ordinary Shares

This is a firm commitment initial public offering of 1,500,000 Class A ordinary shares of BAO Holding Limited (the “Company” or “we”, “us”), par value $0.0001 per share (the “Class A Ordinary Shares”). The estimated initial public offering price for the Class A Ordinary Shares in the offering is expected to be between $4.00 and $5.00 per Class A Ordinary Share.

We will reserve the symbol “BAO” for purpose of listing our Class A Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon the final approval from Nasdaq for our listing on Nasdaq Capital Market. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq Capital Market. Further, there can be no assurance that the offering will be closed and our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. We will not proceed to consummate this offering if Nasdaq denies our listing.

We have a dual class share structure consisting of Class A Ordinary Shares, being the shares being offered to the public, and Class B Ordinary Shares, which are registered in the name of Ever Topmax Limited, a company wholly-owned by our Founder and Chairman, Mr. Lee Yat Lung Andrew. Immediately prior to the completion of this offering, we will have 15,050,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to five votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

As a result of our dual class structure, the holders of the Class B Ordinary Shares will have control over 59% of the entire issued voting shares of our Company at the close of the offering. See the risk factor entitled “Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial” on page 37 for a discussion of material risks associated with our dual class structure.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Upon completion of this Offering, Ever Topmax Limited, a company wholly-owned by Mr. Lee Yat Lung Andrew, our founder and Chairman will be the beneficial owner of an aggregate of 7,013,300 Class A Ordinary Shares which will represent approximately 42.38% of the then total issued and outstanding Class A Ordinary Shares , (assuming the underwriter does not exercise its Over-Allotment Option), and the beneficial owner of 1,402,660 Class B Ordinary Shares, representing 100% of the total issued and outstanding Class B Ordinary Shares. As a result, Ever Topmax will, therefore, have the right to control 59.53% of our voting rights. As a result, following the completion of this offering, we will be a “controlled company” within the meaning of Nasdaq’s listing rules. As a “controlled company,” we will be permitted to elect to rely, and may elect to rely, on certain exemptions from corporate governance requirements, including that: (1) a majority of our board of directors consists of “independent directors” as defined under the rules of Nasdaq; (2) our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee purpose and responsibilities; and (3) our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee that is composed entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process. Also, as long as Ever Topmax Limited beneficially owns a majority of the voting power of our outstanding ordinary shares, it will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. See the risk factor entitled “We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies”. and the sections titled “Management—Controlled Company” and “Principal Shareholders”, for further information.

We are a British Virgin Islands (“BVI”) business company with limited liability. As a holding company with no material operations, our operations are conducted by our indirect wholly-owned subsidiary, Boxasone Limited (“BoxAO” or “Operating Subsidiary”), in Hong Kong, a special administrative region of the People’s Republic of China (the “PRC”). This is an offering of the Class A Ordinary Shares of BAO Holding Limited, the holding company incorporated in BVI, instead of shares of BoxAO, our operating entity in Hong Kong. You may never directly hold any equity interest in our operating entity.

We and our subsidiaries are not based in mainland China and do not have operations in mainland China. We currently do not have or intend to set up any subsidiary in mainland China, and do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in mainland China. For the year ended March 31, 2025 and 2024, we generated approximately 100.0% and 100.0% of our revenues from Hong Kong, respectively. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In addition, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. As advised by our PRC counsel, Guangdong Wesley Law Firm, as of the date of this prospectus, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiaries do not have any business operations in mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (iv) none of the clients of the Company and its subsidiaries are located in mainland China and, (v) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (vi) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (vii) it has not employed any PRC natural persons; and (viii) no revenue of the Company is generated from the PRC, and have not engaged in any data processing related to the collection, storage, use, or processing of personal information of personnel within PRC for the purpose of providing services to personnel within PRC, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. The laws and regulations of mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of mainland China.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on Our Company’s daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If there is significant change to current political arrangements between mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors - Risks Related to Our Corporate Structure” beginning on page 19 and “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 26 of this prospectus for more information.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our current registered public accounting firm, TAAD LLP, is headquartered in the United States. TAAD LLP is currently registered with the PCAOB and is subject to the PCAOB inspections on a regular basis. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering- A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.” on page 32 of this prospectus for more information.

We are permitted under the laws of BVI to provide funding to our subsidiary BoxAO through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation under the laws of BVI on our Company’s ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors. BoxAO is permitted under the laws of Hong Kong to provide funding to our Company through dividend distribution without restrictions on the amount of the funds. Both our Company and BoxAO currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither our Company or its subsidiaries has any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. For the financial year ended March 31, 2023, BoxAO has declared a dividend of HK$2.50 per share totaling HK$2,375,000 to its shareholders on September 30, 2022. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” on page 44 and “Risk Factors – Risks Related to Our Corporate Structure – In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.” on page 26 of this prospectus for more information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary— “Implications of Our Being an Emerging Growth Company” on pages 19 and 14, respectively.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price (1)	$4.50	$6,750,000	$7,762,500
Underwriting discounts (2)	$0.315	$472,500	$543,375
Proceeds to us before offering expenses (3)	$4.185	$6,277,500	$7,219,125

(1)	Assumed an initial public offering price of $4.50 per Class A Ordinary Share, being the midpoint of the range set forth on the cover page of this registration statement.
(2)	Represents underwriting discounts equal to seven percent (7%) per Class A Ordinary Share. Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from this offering, payable to the underwriter(s).
(3)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.” We have agreed to reimburse the representative up to a maximum of US$250,000 for out-of-pocket accountable expenses. See “Underwriting” on page 100 of this prospectus for a description of these arrangements.

We have granted the underwriters a 45-day option to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering, solely for the purpose of covering overallotments, at the initial public offering price less the underwriting discount.

The underwriter expects to deliver our Class A Ordinary Shares to purchasers in this offering on or about [●], 2025, subject to satisfaction of customary closing conditions.

The date of this prospectus is [●], 2025

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

You should not assume that the information contained in the Registration Statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the Registration Statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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ABOUT THIS PROSPECTUS

Neither we, nor the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriter take responsibility for, nor provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we, nor the underwriter have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are incorporated under the laws of the BVI as a business company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This reorganization of the Company was completed on January 17, 2025.

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with international financing reporting standards (“IFRS”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our reporting currency is the Hong Kong dollar. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

This prospectus contains translations of certain HK$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended March 31,
	2025	2024
Period Average HK$: US$ exchange rate	7.7799	7.8259

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, certain of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and place in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the business in which we operate;

●	the regulatory environment and industry outlook in general;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in Hong Kong;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in consumer performances, tastes and trends; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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DEFINITIONS

“Articles of Association”	means the articles of association of our Company adopted on December 13, 2024, as amended from time to time, a copy of which is filed as Exhibit 3.1 to this Registration Statement.

“Business Day”	means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.
“BoxAO” or “Operating Subsidiary”	means BoxasOne Limited, a company incorporated in Hong Kong.

“BVI”	means the British Virgin Islands.

“China” or the “PRC” “Class A Ordinary Share(s)” “Class B Ordinary Share(s)”

means the People’s Republic of China, including the special administrative regions of Hong Kong.

means ordinary class A share(s) with par value of US$0.0001 each of our Company and with the right to one vote per ordinary share and no right of convertibility into Class B Ordinary Shares under any circumstances.

means class B ordinary share(s) with par value of US$0.0001 each of our Company and with the right to five votes per ordinary share and the right of convertibility into Class A Ordinary Shares at any time at the option of the holder thereof on a 1 to 1 basis.

“Companies Act”	means the BVI Business Companies Act, as amended, supplemented or otherwise modified from time to time.

“Companies Ordinance”	means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Company”, “the Company”, or “our Company”	means BAO Holding Limited, a company incorporated in the BVI as a business company with limited liability on December 2, 2024.

“Employees’ Compensation Ordinance”	means the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Ever Topmax”	means Ever Topmax Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Lee.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended.

“FINRA”	means Financial Industry Regulatory Authority, Inc.
“First Mark”	means First Mark Development Limited, a company incorporated in the BVI with limited liability and wholly-owned by Mr. Chan Ming Yin Billy, a co-founder of our group.

“Forever Brand”	means Forever Brand Limited, a company incorporated in the BVI with limited liability and wholly-owned by our Company.
“Heroic Master”	means Heroic Master Limited, a company incorporated in the BVI and wholly-owned by Ms. Sin Ka Ka, a co-founder of our group.

“HK$,” “Hong Kong dollars” or “HK dollars”	means Hong Kong dollars, the lawful currency of Hong Kong.

“Independent Third Party(ies)”	means a person or company who or which is independent of and is not a 5% beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% beneficial owner of the Company.

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“IT” “Limitation Ordinance”	means information technology. means the Limitation Ordinance (Chapter 347 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Listing”	means the listing of our Class A Ordinary Shares on the Nasdaq Capital Market or other national securities exchange.

“Mandatory Provident Fund Schemes Ordinance”	means the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“Memorandum of Association” or “Memorandum”	means the amended and restated memorandum of association of our Company adopted on December 13, 2024 and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“Minimum Wage Ordinance”	means the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time.

“MPF”	means mandatory provident fund to be contributed by an employer in accordance with the Mandatory Provident Fund Schemes Ordinance.

“MPF Authority”	means the Mandatory Provident Fund Scheme Authority of Hong Kong.

“Mr. C Y Chan	means Mr. Chan Chun Ying, our Chief Executive Officer and an executive director of our group.

“Mr. Lee”	means Mr. Lee Yat Lung Andrew, our Chairman and an executive director, and the indirect controlling shareholder of our Company.
“Mr. Sin”	means Mr. Sin Chi Keung Mega, our Chief Technical Officer and a co-founder of our group.

“Ms. Au-Yeung”	means Ms. Au-Yeung Pui Yee, our Chief Financial Officer and a co-founder of our group.
“Offering”	means the offer of Class A Ordinary Shares by our Company pursuant to this prospectus.

“Regulation S”	means Regulation S under the U.S. Securities Act.

“Sarbanes Oxley Act”	means The Sarbanes-Oxley Act of 2002.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“Supreme Encounter”	means Supreme Encounter Limited, a company incorporated in the BVI and wholly-owned by Mr. Sin.

“U.S.,” “United States” or “US”	means the United States of America.

“US$” or “U.S. dollars”	means United States dollars, the lawful currency of the United States of America.

“Wisdom Bridge”	means Wisdom Bridge Group Limited, a company incorporated in the BVI and wholly-owned by Mr. Au Wai Yin, a co-founder of our group.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our combined financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” on page 4.

Overview

We are a Hong Kong-based IT solutions provider specializing in leveraging analytics and programming expertise to deliver customized software development and technology solutions. Our services are designed to optimize business performance, address industry-specific operational challenges, and unlock new business opportunities for our clients. Operating through our subsidiary, BoxAO, we serve a diverse range of industries, including network services, retail chains, laundry services, pharmacy sales, building management, amusement parks, wholesale, and distribution.

As the global economy emerges from the impacts of COVID-19, a new post-pandemic paradigm has taken shape. Enterprises and governmental agencies are increasingly prioritizing the understanding of user needs and leveraging technology to deliver tailored digital products and services. This shift includes conceptualizing, designing, personalizing, prototyping, developing, and delivering innovative digital experiences and products. Our business has benefited from this trend. Many multinational corporations (“MNCs”) and small and medium enterprises (“SMEs”) have increasingly adopted digital enhancements in their operations, implementing solutions that enable remote workflows powered by AI for improved operational predictability and efficiency. These solutions often involve the integration of sensors and controls into operational processes, capturing data that is subsequently analyzed to enhance planning and oversight.

We provide customized software tailored to each client’s unique requirements. Our business is uniquely positioned in the custom software sector, offering the capability to deploy and integrate sensors, controls, and other hardware, such as smart displays, kiosks, lockers, and vending machines, to deliver autonomous or semi-autonomous solutions. With our pluggable core modules, we can efficiently develop software for clients across various industries, enabling us to complete customizations in significantly shorter timeframes.

Our Competitive Strengths

The market for IT services is highly competitive, and we anticipate this competition will intensify. However, we believe the following key strengths set us apart from our competitors and will continue to drive our growth and success:

●	Our Scalable Technology. Our core modules and plugins are highly scalable across industries with minimal production costs. By customizing software solutions that incorporate our core modules and plugins to meet the specific needs of each client, we adopt a cost-efficient approach. This scalability allows us to achieve higher operating margins as we grow our client base.

●	Our Deep Domain Knowledge and Specialization in Selected Industry Verticals. We possess deep domain knowledge and expertise in industry verticals including network service, retail chain store and laundry service. We leverage footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution empower us to lead digital transformation for our clients.

●	Our Comprehensive Offering. We provide comprehensive service offerings including the IT solutions, sale of peripheral hardware, as well as consulting and technical support services. As a result, we are able to generate revenue from a wide range of clientele; and

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●	Our Dynamic Management and Professional Team with Proven Track Record. Our management team has extensive experience in Hong Kong. Notably, our Chief Executive Officer, Mr. C Y Chan, has more than 30 years of technical and operational experiences in the IT and Telecom industry. Our Chief Technical Officer, Mr. Sin, has more than 29 years of experience in IT industry. As such, we have already established a seasoned management team with deep industry expertise in several markets where we have enjoyed similar success.

Our Growth Strategies

We have developed and plan to implement the following strategies to drive the expansion and growth of our business:

●	Solidify our industry position by increasing market share. By consistently delivering high quality services and solutions, we aim to generate additional revenue from our existing clients, including network service provider, retail chain store, and laundry service provider. We will also continue to promote our comprehensive services and solutions to attract new clients in these industries, where we can leverage our deep domain knowledge and expertise.

●	Leverage domain expertise to expand into new industry segments. As we continue to build expertise and accumulate deep domain knowledge in the network service, retail chain store, and laundry service industry verticals, we plan to extend our services to other industry verticals. This will involve leveraging our experience and knowledge, and partnering with leading industry experts from other sectors to extend our service offerings.

●	Attract, train, incentivize and retain talented professionals. We recognize that our success greatly depends on our ability to attract, train, incentivize and retain talented professionals. To enhance our talent pool, we will consider sponsoring competitions in the IT industry in Hong Kong to bolster our reputation among young professionals. We also plan to collaborate with tertiary institutions to establish campus hiring initiatives, bursary programs, and scholarship opportunities.

●	Capture new growth opportunities through strategic alliances and acquisitions. We will continue to pursue selective alliances and acquisitions to enhance our industry-specific technology and service delivery capabilities. By acquiring, collaborating with, and integrating targeted companies, we aim to enhance our ability to better serve our clients. Our focus will be on enhancing our technological capabilities, deepening relationships with key clients, expanding our service offerings, and growing our geographic presence in Hong Kong.

Corporate Information

We were incorporated in the BVI on December 2, 2024. Our registered office in the BVI is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, BVI. Our administrative office is located at Unit A4, 5/F, Tsing Yi Industrial Centre Phase 1, Nos. 1-33 Cheung Tat Road, Tsing Yi, New Territories, Hong Kong. Our telephone number is +852 3955 2301. The information contained on our website (https://boxasone.com/) does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global, Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Risks and Challenges

Investing in our Class A Ordinary Shares involves risks. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the notes thereto) before making an investment decision.

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For example, see “Risk Factors Relating to Doing Business in Hong Kong” beginning on page 26 for a detailed discussion about the number of risks relating to an investment in our Company arising from the legal system in China, including but not limited to:

-	risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice – see “Risk Factors – Risks Relating to Doing Business in Hong Kong - The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations” on page 25.
-	the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares – see “Risk Factors – Risk Relating to Doing Business in Hong Kong” that begins “Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business” on page 26.
-	any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless – see “Risk Factors – Risk Relating to Doing Business in Hong Kong” that begins “Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business” on page 26.
-	the risk that future audit reports will not be prepared by auditors who are inspected by the PCAOB and, as such, future investors may be deprived of the benefits of inspection and trading in our Class A Ordinary Shares may be prohibited – see “Risk Factors – Risks Relating to Doing Business in Hong Kong” that begins “A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors” on page 32.
-	under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities see “Risk Factors - Risks Relating to Doing Business in Hong Kong” that begins “A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors” on page 32.
-	to the extent we inadvertently conclude that we do need permission or approval from the PRC regarding certain regulatory matters, or the laws or regulations change requiring approval, we may be subject to penalties or be unable to operate our business or offer our Class A Ordinary Shares as planned as discussed further in “Risk Factors – Risks Relating to Doing Business in Hong Kong.”.

The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to invest in our Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Note Regarding Forward-Looking Statements” on page 4 for a discussion of forward-looking statements, and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what our management views as our most significant risk factors including but not limited to the following:

●	We have a limited operating history. It will be difficult for you to evaluate our current business performance and future prospects and may increase the risks associated with your investment.

●	If our IT solutions contain serious errors, defects, security vulnerabilities or bugs, our business, financial condition and results of operations could be adversely affected.

●	If our customers are unable to execute user acceptance test or are unsatisfactory of the results therein, our business, financial condition and results of operations could be adversely affected.

●

If we fail to obtain the capital necessary to fund our operations and to grow our business, our business performance, financial condition and our ability to continue as a going concern will be adversely affected.

●

If we fail to expand the features and capabilities of our solutions or effectively respond to the rapidly evolving IT solutions market in Hong Kong, our business, financial condition, results of operations and growth prospects would be materially and adversely affected.

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●	Failure to attract new customers and/or retain existing customers would adversely affect our business, financial condition and results of operations.

●	The market in which we participate is highly competitive, and if we do not compete effectively, our operating results could be adversely affected.

●	We are exposed to risks related to concentration of earnings, and it may have a material adverse effect on our financial condition and results of operations.
●

Our business is subject to system and data security risks, and our existing security measures may be inadequate to address these risks, making our systems susceptible to compromise, which could materially adversely affect our business, results of operations, financial condition and prospects.

●	Future investments or acquisitions may not be successful.

●	Our project completion cycle can be unpredictable and longer than expected, and may lead to increased time and expense that could affect our operating results.

●

Our growth is reliant on our sales and marketing strategies. Failure on effective marketing may harm our ability to increase our customer base and spending on ineffective marketing may adversely affect our financial results.

●	If we are unable to develop, maintain, and enhance our brand and reputation in a cost-effective manner, our growth strategies may be hindered and our business may be adversely affected.

●	If we are unable to effectively recruit, retain and train qualified software developers, our growth strategies may be hindered and our business may be adversely affected.

●	Natural disasters and other catastrophic or force majeure events could materially and adversely affect our business.

●	We rely on our CEO, CTO and our key management and professional staff. The loss of key team members could affect our operations and our business may be severely disrupted.

●	Any unexpected and prolonged disruption to the access of our business premises may adversely affect our business.

●	The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations.

●	Risks and uncertainties relating to doing business in the jurisdictions in which our Operating Subsidiary operates (including the PRC and Hong Kong), beginning on page 25 of this prospectus.

●	In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors, beginning on page 26 of this prospectus and discussed in more detail on page 15 under “Transfers of Cash to and from our Subsidiaries.”

●	The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

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●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and could result in significant losses and you may not be able to resell your Class A Ordinary Shares at or above the offering price.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

●	Because we are a BVI company and all of our business is conducted in Hong Kong you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or HFCA, Act was enacted on December 18, 2020. The HFCA Act states if the United States Securities and Exchange Commission, or the SEC or the Securities and Exchange Commission, determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. Our auditor, TAAD LLP, or TAAD, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are operating in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TAAD’s compliance with applicable professional standards. TAAD is headquartered in the United States.

Recent Regulatory Developments in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on certain illegal activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws, changes in regulatory actions in Hong Kong and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering. It remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 19 of this prospectus.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain illegal activities in the securities markets to promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the circumstances that processing of personal information of natural persons within the territory of China and that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

We do not expect to be subject to the cybersecurity review by the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”) in relation to this Offering, given that: (1) our Operating Subsidiary is incorporated in Hong Kong and is located in Hong Kong, not a PRC domestic company, (2) we have no subsidiary, variable interest entity (“VIE”) structure or any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this Offering as we do not believe that our Operating Subsidiary would be deemed to be an “Operator” on the basis that (i) our Operating Subsidiary is incorporated in Hong Kong, not a PRC domestic company, and operates in Hong Kong without any subsidiary or VIE structure in mainland China; (ii) as of date of this prospectus, our Operating Subsidiary has not engaged in any data processing related to the collection, storage, use, or processing of personal information of personnel within PRC for the purpose of providing services to personnel within PRC, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

On February 17, 2023, the CSRC issued the Trial Overseas Listing Measures, which came into effect on March 31, 2023. Under the Trial Overseas Listing Measures, a domestic enterprise conducting overseas issuance and listing (includes direct and indirect overseas issuance and listing) shall conduct and complete relevant filing procedures with the CSRC. Any overseas issuance and listing conducted by an issuer that concurrently meets the following conditions shall be determined as indirect overseas issuance and listing by a domestic enterprise: (i) 50% or more of its operating revenue, total profit, total assets or net assets as recorded in its audited consolidated financial statements for the most recent fiscal year is being accounted for by domestic companies; and (ii) the main parts of its business activities are conducted in mainland China, its principal places of business are located in mainland China, or the senior management in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

Based on the above mentioned, given that (i) the group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We believe, and we have been advised by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the Chinese government to operate our business or offer our Class A Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

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Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiary inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

However, since these statements and regulatory actions are new and under development, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. If any of our Operating Subsidiary is deemed to be an “Operator,” or if Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law or the Trial Overseas Listing Measures becomes applicable to our Operating Subsidiary, the business operation of our Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiary may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, we are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiary’s operations; (ii) could hinder our ability to continue to offer securities to investors or list on an exchange; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

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Implications of Being a “Controlled Company”

Upon completion of this Offering, Ever Topmax will be the beneficial owner of an aggregate of 7,013,300 Class A Ordinary Shares which will represent approximately 42.38% of the then total issued and outstanding Class A Ordinary Shares, assuming the underwriter does not exercise its Over-Allotment Option. In addition, Ever Topmax will be the beneficial owner of 1,402,660 Class B Ordinary Shares, representing 100% of the total issued and outstanding Class B Ordinary Shares. As a result, Ever Topmax will, therefore, have the right to control 59.53% of our voting rights. We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq listing rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consist of independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements although we currently do not intend to rely on the exemptions.

In addition, Ever Topmax will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

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We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this Offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

Transfer of cash to and from our subsidiaries

Our business is primarily conducted through our wholly-owned subsidiary BoxAO in Hong Kong. We, as the BVI holding company, will rely on dividends paid by BoxAO as well as the intermediary wholly owned subsidiary incorporated in the BVI, Forever Brand, for our Company’s working capital and cash needs, including the funds necessary to pay any dividends.

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On April 20, 2025, the Company declared a dividend of HK$56.2568 per share totalling HK$6,150,000 to its shareholders and paid to the Company’s shareholders fully in June 2025. For the years ended March 31, 2025 and 2024, there were no transfer or distributions between the holding company and our subsidiaries If we decide to pay dividends on any of our Class A Ordinary Shares, as a holding company, we will depend on the receipt of funds from our subsidiaries through dividend payments. We are permitted under the laws of the BVI to provide funding to our operating subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends or distributions in the foreseeable future. We do not have a formal cash management policy. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering operating and financial results, cashflow situation, business conditions and strategies, future operations and earnings, taxation considerations, interim dividends paid, if any and capital requirements and expenditure plans and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. There are risks related to the fact that the PRC government may restrict our ability to transfer cash outside of Hong Kong or fund operations outside of Hong Kong. See the risk factor on page 26 under “Risks Related to Doing Business in Hong Kong – In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.”

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. As at the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Investors in our Class A Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC and Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash. See the risk factor on page 26 under “Risks Related to Doing Business in Hong Kong – In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.”

Corporate Structure

We were incorporated in the BVI on December 2, 2024. Our registered office in the BVI is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, BVI. Our principal executive office is at Unit A4, 5/F, Tsing Yi Industrial Centre Phase 1, Nos. 1-33 Cheung Tat Road, Tsing Yi, New Territories, Hong Kong. Our telephone number is +852 3955 2301. Our website address is https://boxasone.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global, Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The chart below sets out our corporate structure after giving effect to an internal reorganization, which was completed on January 17, 2025.

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A description of our Operating Subsidiary is set out below.

BoxAO was incorporated in Hong Kong as a private company limited by shares on June 13, 2018. Since 2018, BoxAO has been wholly-owned by Forever Brand. Following an internal group reorganization completed on January 17, 2025, BoxAO became our indirect wholly-owned subsidiary. Since its incorporation, BoxAO has been carrying on the business of the provision of IT solutions in Hong Kong to its customers.

The PRC government may, in the future, disallow our corporate structure, which restrictions would likely result in a material change in our operations and/or in the value of our Class A Ordinary Shares. Such restrictions may cause the value of our Class A Ordinary Shares to decline significantly in value or be rendered worthless.

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THE OFFERING

Offering Price	The offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share.

Class A Ordinary Shares offered by us	1,500,000 Class A Ordinary Shares (or 1,725,000 Class A Ordinary Shares if the underwriter exercises their Over-Allotment Option in full).

Ordinary shares issued and outstanding prior to this Offering	16,452,660 ordinary shares, comprised of 15,050,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares

Ordinary shares issued and outstanding immediately after this Offering	17,952,660 ordinary shares, comprised of 16,550,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares (or 18,177,660 Class A Ordinary Shares if the underwriter exercises their Over-Allotment Option in full).

Over-Allotment Option	We have granted to the underwriter a 45-day option to purchase from us up to an additional 15% of the Class A Ordinary Shares sold in this Offering solely to cover over allotment, if any, at the initial offering price less underwriting discounts.

Voting Rights	Each holder of Class A Ordinary Shares is entitled to one vote per share. Each holder of Class B Ordinary Shares is entitled to five votes per share.

Conversion Rights	Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time at the option of the holder thereof on a 1 to 1 basis.

Gross Proceeds	US$6,750,000 (assuming the offer price at the mid-point price of US$4.50 per Class A Ordinary Share)

Use of proceeds	We estimate that we will receive net proceeds from this Offering of up to US$5,657,088 (assuming the Over-Allotment Option is not exercised) and up to US$6,588,588 (assuming the Over-Allotment Option is exercised in full), based on an assumed price to the public in this Offering of US$4.50 (being the estimated mid-point of the offer price range stated on the cover of this prospectus), after deducting underwriting fees and commissions and estimated Offering expenses. We currently intend to use the net proceeds from this Offering for the following purposes: (i) approximately 25% for research and development for product development to expand and enhance our current product and service offerings; (ii) approximately 25% for acquiring other companies, technologies, or assets that can enhance our business operations, market presence, or technological capabilities; (iii) approximately 25% for recruiting new employees or specialists to strengthen our team, such as finance, IT, sales, or other departments critical to our growth and success; (iv) approximately 15% for branding and marketing, including participation in industry events and exhibitions and public relations activities; and (v) the balance for working capital and other general corporate purposes.

Dividend policy	Our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirements and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. It is our current policy to retain all earnings for use by the Company in its business. See “Dividend Policy” for more information.

Lock-up	We, each of our directors and executive officers and our principal shareholders have agreed, subject to certain exceptions, for a period of 180 days after the closing of the Offering, not to, except in connection with this Class A Offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Ordinary Shares.

Risk factors	Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	We plan to apply for the listing of the Class A Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	BAO

Transfer agent	VStock Transfer, LLC

Payment and settlement	The underwriter expects to deliver the Class A Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2025.

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We have a limited operating history. It will be difficult for you to evaluate our current business performance and future prospects and may increase the risks associated with your investment.

We have a limited operating history for an investor to evaluate our business performance, operating results and prospects. We began our operations in 2018. Our limited historical financial data may not serve as an adequate basis for accurate prediction of our ability to operate in a rapidly evolving market and achieve our expansion plans. Our limited operating history may make it difficult for you to evaluate the risks and uncertainties associated with our operations. As a company with a limited operating history, our ability to forecast our future results or operations is limited and is subject to a number of risks and uncertainties, including our ability to plan for our future growth. You should consider our prospects and future profitability in light of the risks, uncertainties, and difficulties encountered by any new company. Such risks and uncertainties may affect our ability to develop and maintain our range of services for our customers and business partners and to compete with our competitors.

Our historical results of operations and financial performance may not be indicative of our future performance. We cannot assure you that we can be able to increase revenue in the future, and neither can we guarantee that our business expansion will be as successful as expected or that we can achieve profitability in the future.

Owing to our limited operating history, our business model has not been fully proven. If our assumptions about the risks and uncertainties that underlie our business planning are incorrect or changed as a result of market fluctuations, our operation and financial results could differ materially from our expectations and our business performance could be affected. We cannot assure you that we have fully addressed the risks and uncertainties that we may face in the future, and if we fail to do so, our business, financial condition, and results of operations could be adversely affected.

If our IT solutions contain serious errors, defects, security vulnerabilities or bugs, our business, financial condition and results of operations could be adversely affected.

Our reputation and capability to attract and retain customers, to a large extent, depend on the reliability of our IT solutions and applications. Our customers have high expectations towards the quality and performance of our solutions in relation to the content, features, services, sensibility, etc., thereof. Though we constantly perform tests on our IT solutions, we may not be able to completely eliminate the possibility of errors, defects, security vulnerabilities, or bugs resulting from internal and/or third-party mistakes that are difficult to detect and correct, such as connectivity failure, natural disasters, and cyber-attacks that are beyond our control. Our IT solutions may not be perfectly and adequately designed and we may not be able to eliminate the risk of poor performance. There may be defects in the functionality of our IT solutions and applications, and any errors, failure or bugs may result in:

●	early termination of our contracts with customers;

●	loss of recurring customers;

●	negative influence on our reputation;

●	weakening of our competitive position;

●	claims by customers for their sustained losses;

●	impairment of our ability to attract new customers; and

●	increased operation costs such as research and development expenses.

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If our customers are unable to execute user acceptance test or are unsatisfactory of the results therein, our business, financial condition and results of operations could be adversely affected.

Once our customers have accepted the results of the user acceptance tests, our service is deemed to be completed and the invoice for final payment is then issued to the customers. During the execution of the user acceptance test, our customers will test our project deliverables to determine whether the project deliverables can handle the required tasks and execute functions in accordance with the specifications. We normally run our project deliverables through user acceptance tests or a software auditing program before presenting the same to our customers. Nonetheless, there is no assurance that all the bugs, errors or flaws in our solutions, if any, have been detected and corrected. Should our customers find our solutions unsatisfactory, we may have to amend our project deliverables and the user acceptance test may need to be performed multiple times until our project deliverables are acceptable to our customers. If we are unable to resolve all problems that arise from the project deliverables or if our customers are unable to execute a user acceptance test due to customers’ internal difficulties, the occurrence of natural disasters and other catastrophic or force majeure events, such as health epidemics, cyberattack, power loss, telecommunications failure, political unrest, terrorist attacks, war, riots, and other geo-political unrest, the completion of our project may be postponed indefinitely. We may, as a result, not be able to receive our final payment and our project efforts may be in vain. Any interruptions, delays, or failures resulting from our inadequacies, unperceived events or actions beyond our control could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we fail to obtain the capital necessary to fund our operations and to grow our business, our business performance, financial condition and our ability to continue as a going concern will be adversely affected.

We may need to raise additional funds in the future to support our business expansion and continued development and research. We may need to sell equity or debt securities to raise additional funds, which, however, may be difficult for us. The sale of additional securities will also likely dilute our existing shareholders. Additional financing may not be available in amounts or on terms satisfactory to us or at all. We may be unable to raise additional funds due to various factors, including our financial condition and the general condition of the financial markets. If we fail to raise additional funds, our expansion plans may be ceased or delayed whereby our business may not grow at the rate we expect and as a result, investors’ perceptions of our business and our prospects may be adversely affected.

If we fail to expand the features and capabilities of our solutions or effectively respond to the rapidly evolving IT solutions market in Hong Kong, our business, financial condition, results of operations and growth prospects would be materially and adversely affected.

The growth of our business is mainly dependent on our ability to adjust, enhance and integrate our IT solutions with a variety of software platforms, hardware, network, cloud and other technologies. We need to continuously modify and enhance our services to adapt to changes and innovation in these technologies. Inability to modify our solutions or services to adapt to changes will hinder our ability to deliver services to our customers

As an IT solution service provider, we expand our business by expanding the features and capabilities of our IT solutions that leverage cutting-edge technologies with a view to help our customers achieve digitalization of their operations. We also face the challenge of the rapidly evolving technologies, changing industry standards, continued launch of new services by other market players and increasingly diversified customer needs and preferences.

However, the process of research and development is complex and may require significant time and spending. We are unable to provide an accurate projection on the financial impact that new technologies may bring. If we invest in research and development that does not achieve significant commercial success, we may not be able to recover both our initial development cost and opportunity cost (i.e. reallocation of human and financial resources which could have brought other sources of income and opportunities). The failure to efficiently develop cloud-based solutions that are satisfactory to customers’ needs may result in financial loss and may further lead to a loss of potential and existing customers.

Our financial performance may deteriorate for reasons, some of which are beyond our control, such as increase in market players, reduction in market size, shift in customer preference and change in government policy or local economic condition etc.

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We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

●	expand our customer base, attract new customers and retain existing customers;

●	achieve widespread acceptance and use of our IT solutions to address evolving needs of our customers;

●	provide effective and timely customer support;

●	adapt and respond to rapidly evolving technologies, changing industry standard and new services launched by other market players;

●	enhance our technology infrastructure and maintain the security and reliability of our IT solutions and ensure privacy of the data we obtained through and utilized across our IT solutions;

●	price our IT solutions effectively;

●	comply with existing and new applicable laws and regulations and respond to changes in the regulatory regime and environment;

●	maintain and enhance our relationship with major stakeholders such as our cloud-service providers and other suppliers;

●	improve our operational efficiency;

●	capitalize growth opportunities;

●	attract, retain and motivate talented employees to support our business growth;

●	expand our business to other overseas markets, such as the Southeast Asian market;

●	compete with other market players and new market entrants, some of which may have substantially greater resources than us.

If we are unable to effectively address these risks, our prospects, business, financial condition and results of operations could be materially and adversely affected.

Failure to attract new customers and/or retain existing customers would adversely affect our business, financial condition and results of operations.

We do not sign long-term agreements with our customers and we are often not our customer’s exclusive IT solution service providers. Our customers generally engage us for one-off set up of their desired projects or, depending on the nature of the projects, engage us for provision of maintenance services on a yearly basis. We believe that our ability to attract new customers or retain our existing customers on terms favorable to us is crucial for us to increase our revenue. As a strategy to reach out to more customers, we rely on our business relationships with and recommendations from our existing customers to which some of them are market leaders in their industries. However, we cannot assure you that our existing customers would recommend our services to their peers who may be their competitors. If this strategy turns out to be less effective than we expect, we may not be able to maintain our existing level of revenue or profitability. On the other hand, if our competitors introduce lower-cost and/or differentiated solutions or services that are perceived to compete favorably with ours, our ability to attract new customers and renew or upsell existing customers based on pricing, technology and functionality could be impaired. As a result, we may be unable to renew our agreements with existing customers, attract new customers or develop new business from existing customers, in particular, if we lose any of our key customers or if our customers reduce their purchase of our solutions, our business, financial condition, and results of operations would be adversely affected.

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In addition, certain factors beyond our control may also adversely affect our ability to retain customers. For instance, any group restructuring or changes in economic conditions of our customers and/or factors affecting our customers’ industries such as market conditions, development in regulatory requirements and release of new government policies whereby our customers may as a result cancel or reduce their subscription for our IT solutions or services. As a result, our business, financial condition, and results of operations would be adversely affected.

The market in which we participate is highly competitive, and if we do not compete effectively, our operating results could be adversely affected.

The market for IT solution service providers in Hong Kong is rapidly evolving and competitive. We face competition in various aspects of our business, including, among others, the comprehensiveness and adaptability of our IT solutions, ability to continuously innovate services and solutions, and expertise in developing industry specific solutions. Some of our competitors can devote significantly more resources than us in relation to the development, promotion and sales of their services and many have the ability to initiate or withstand substantial price competition. Some of our competitors may have longer operating history, established strong brand recognition, more established relationship with technology partners and customers, robust technological capabilities and significant financial resources which enable them to offer comparable technology solutions or own similar business scale to us at a lower price. Current or potential competitors of similar size of us may also be acquired by international or large- scale technology companies with significantly greater resources and therefore gain competitive advantages. In order to attract more customers, new entrants into the industry may offer competitive pricing that we cannot keep up with. Our competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their service offerings or resources and ability to compete. With the introduction of new technologies and entry of new market participants, we expect competition to continue to intensify in the future. There is no guarantee that we will be able to sustain our competitive advantage or to effectively implement our business strategies. If our competitors are successful in bringing their solutions or services to the market earlier than us, or if their solutions or services are less expensive or more technologically capable than ours coupled with pricing pressure and increased competition, our business, operation and financial performance could be adversely affected.

Furthermore, since there are essentially no geographical limits for technology related services, our potential customers are not limited to the option of engaging local companies like us. We therefore face competition from both global and local market players.

Intensifying competition may also result in certain developments in our industry, such as downward competitive pressure on the service fees we charge, expansion by existing competitors, adoption by our competitors of innovative technology solutions or comparatively effective branding efforts, any of which may have a material adverse impact on our financial condition, results of operations and growth prospects. Increased investments made and lower prices or innovative services offered by our competitors may require us to divert significant managerial, financial and human resources in order to remain competitive, and ultimately may place a greater pressure on us to maintain our market share and negatively impact the revenues growth and profitability of our business.

As we intend to expand our operation to overseas markets, we may face competition from a larger number of prestigious companies with greater brand recognition, better developed systems, wider market acceptance and larger existing customer base.

If we are not able to compete effectively, the number of our customers may decrease and our market share and profitability may be negatively affected, which could materially and adversely affect our business, financial condition, results of operations and prospects, as well as our reputation.

We are exposed to risks related to concentration of earnings, and it may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial portion of our total revenue from contracts secured with a few customers. For the year ended March 31, 2025, three customers accounted for 43.9%, 18.1%, and 10.0% of the Company’s total revenue, respectively. For the year ended March 31, 2024, four customers accounted for 28.6%, 28.5%, 22.5% and 12.6% of the Company’s total revenue, respectively. We cannot guarantee that the volume of revenue we earn from our major customers will remain consistent in the future. Any substantial change in our business relationships with these customers, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition, cash flows and results of operations.

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Our business is subject to system and data security risks, and our existing security measures may be inadequate to address these risks, making our systems susceptible to compromise, which could materially adversely affect our business, results of operations, financial condition and prospects.

As an IT solution service provider in Hong Kong, we are expected to be the target of cyberattacks, distributed denial of service attacks, hacking and phishing attacks, security breaches, computer malware, and other malicious internet-based activities, our business is therefore subject to these risks. While we have adopted and implemented security protocol, network protection mechanisms, applicable recovery system or other defense procedures, we cannot assure you that these measures are, or will be, adequate to prevent any of such attacks and protect us from any network or service interruptions, system failures or data losses. We may not be able to anticipate or prevent all techniques that could be used to obtain unauthorized access to our systems because such techniques may change frequently and are generally not detected until an incident has occurred. Additionally, we cannot be certain that we will be able to address any vulnerabilities in our solutions that we may become aware of in the future. Attacks or security breaches could delay or interrupt our services provided to our customers and their end-customers, damage our reputation and brand, expose us to risks of potential litigation and liabilities, and require us to expend significant capital and other resources to alleviate problems caused by such attacks or security breaches.

Furthermore, any security incident, if happens to us, or to others, such as our customers, may lead to public disclosures and widespread negative publicity for us or our customers who may lose confidence in the security of our solutions. Concerns regarding privacy, data protection, and information security may cause some of our customers to stop using our solutions and decline to renew their subscriptions, and make it harder for us to attract new customers. To the extent we do not effectively address these risks, our business, financial condition, results of operations, and prospects could be materially adversely affected.

Future investments or acquisitions may not be successful.

In addition to organic growth, we may take advantage of opportunities to invest in or acquire additional businesses, services, assets or technologies. However, we may fail to select appropriate investment or acquisition targets, or we may not be able to negotiate optimal arrangements, including arrangements to finance any acquisitions. Acquisitions and integrations of new assets and businesses into our own would require significant capital and our management attention and could result in a diversion of resources away from our existing business. Investments and acquisitions could result in the use of substantial amounts of cash, increased leverage, potentially dilutive issuances of equity securities, goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business, and the invested or acquired assets or businesses may not generate the financial results we expect.

Our project completion cycle can be unpredictable and longer than expected, and may lead to increased time and expense that could affect our operating results.

The timing of project completion may fluctuate and may be difficult to predict. The length of our sales cycle, from project design to completion is generally four to six months but can vary substantially from customer to customer. In certain cases, our work can extend over a year and exceed our initial prediction. Owing to the customized services that we provide to our customers, we often require a longer discussion process with our customers and frequent adjustments to our services if we are unable to meet our customer’s requests. Customers, larger organizations in particular, often undertake long evaluation process due to their organizational structure and approval requirements, which can lengthen the duration of our projects and delay completion. Customers may also demand additional features or adjustments to our work. As a result, we may be unable to accurately predict duration of our projects and be unable to efficiently allocate human resources for our coexisting projects, which may adversely affect our efficiency and require us to hire more employees than needed. If expectations for our project cycle are not accurate, it may lead to increased time and expense and could adversely affect our operating results.

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Our growth is reliant on our sales and marketing strategies. Failure on effective marketing may harm our ability to increase our customer base and spending on ineffective marketing may adversely affect our financial results.

Our ability to expand our customer base and gain wider market exposure partially depend on the effectiveness of our marketing efforts. We market our solutions mainly through our in-house direct sales team. We plan to deploy additional resources to strengthen our sales team and organize more marketing activities such as hosting seminars and conferences among students in tertiary institutions, industry players and potential customers, which will require us to make substantial expenditures but may not yield increased revenue. To the extent that these marketing activities lead to increased revenue, the additional revenue generated could nevertheless be insufficient to offset the increased expenses we incur. If we fail to maintain and enhance our market share, our pricing power may decline as compared to that of our competitors and we may lose existing or prospective customers, which could materially and adversely affect our business, results of operations and financial condition There is also no assurance that any increase in our marketing expenditures will lead to our anticipated results, which, if unsuccessful, may even result in financial loss and our business may be significantly harmed.

If we are unable to develop, maintain, and enhance our brand and reputation in a cost-effective manner, our growth strategies may be hindered and our business may be adversely affected.

Our brand and reputation is one of the decisive factors in attracting new customers who determine whether to engage us for our services. We believe that our brand name and reputation are important corporate assets that differentiate our services from those of our competitors. As such, we have strategically offered services at a lower than market price for reputable and large-scale customers at the early stages of our business, with the aims to build our profile and to enhance reputation. However, our brand and reputation may be harmed and will be susceptible to factors, including but not limited to:

●	issues that arise with our services;

●	unsatisfied services provided to customers;

●	statements made by former and existing customers, competitors, service providers and others;

●	regulatory enquiries or enforcement actions taken against us or our employees;

●	negative publicity relating to our services and our personnel; and

●	involvement in disputes and legal proceedings.

We cannot assure that such negative events will not happen in the future. If these events happen and we fail to recover from destruction to our brand and reputation successfully, we may experience a significant decline in demand for our services, decrease in investor confidence, reduction of the value of our brand and ultimately result in a material adverse effect to our business and prospects.

If we are unable to effectively recruit, retain and train qualified software developers, our growth strategies may be hindered and our business may be adversely affected.

Our growth strategy is, in part, reliant on our ability to attract and retain highly qualified software developers including software engineers, programmers and coders. We face intense competition with both information technology related and non-related large enterprises in recruiting programmers and project managers. We compete with many other companies for employees with expertise in designing, developing and managing software and applications. Some of our competitors in Hong Kong may have greater resources and may be able to offer better remuneration package to software developers than us. Our ability to recruit talented personnel and retain existing employees may be affected if our compensation package and employee benefits are perceived as unattractive.

If we are unable to retain skilled employees and attract new personnel suitable for our business, we may not be able to accomplish our business objectives. We may have to increase in training expenses and may have to divert extra time and resources for training led by higher-level employees. We cannot assure you that we will be able to retain, recruit and train competent professionals. Our quality of work may be affected and it may jeopardize our ability to meet our customers’ expectations. We may also experience constraints that will hinder our ability to adopt our growth strategies. Failure in maintaining a skillful and talented team of capable individuals could have a material adverse effect on our business, results of operations and financial condition.

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Natural disasters and other catastrophic or force majeure events could materially and adversely affect our business.

Occurrence of natural disasters and other catastrophic or force majeure events, such as health epidemics, cyberattack, power loss, telecommunications failure, political unrest, terrorist attacks, war, riots, and other geo- political unrest could lead to damage and disruption to our operation and may affect our business or the economy as a whole. In the event of natural disaster or catastrophic events, we may experience corruption or loss of data, dissipation of trade secrets, system malfunction, and interruption of our service. We may not be able to operate our business and may endure system interruptions, delay in research and development, halt in system maintenance, reputation harm, degradation of infrastructure and suspension of service. We are highly susceptible to factors that specifically affect Hong Kong, and we may have to temporarily suspend our services under any event that results in disruption to our critical business functions in Hong Kong. Any such events affecting our ability to conduct normal business operations could materially impact our business, financial condition and operating results.

We rely on our CEO, CTO and our key management and professional staff. The loss of key team members could affect our operations and our business may be severely disrupted.

We have an experienced and capable management team, including our CEO and CTO, who are responsible for managing our daily operations and customer relations, implementing our business strategies, pricing, overseeing financial performance and supervising employees. They are the key for our internal and external management. If we lose any members of our management team, we may face difficulties in executing our current plans and strategies, our business could be harmed and our growth prospects may be inhibited. negotiating, planning, pricing, new product development and product execution

On the other hand, execution of customer’s requests and operation of our business is dependent on our highly skilled personnel, which consist of high-level developers who are able to perform advanced technical services. Because we operate in a relatively new industry that requires highly skilled technical personnel, our future success is vastly dependent on the talents, their experiences, and contributions they may provide. If we lose our high-level developers including software engineers, programmers and coders, we may not be able to efficiently direct our front-end, back-end and application developers, which will limit our ability to accurately execute our customers’ instructions. We may also experience difficulties in hiring and retaining such personnel with desired qualifications with a competitive salary. These factors could disrupt our operations and have a material adverse effect on our business.

Our Chairman and executive director, Mr. Lee Yat Lung Andrew, concurrently holds executive officer and director positions with another public company, and as a result, Mr. Lee may not have sufficient time to allocate to progress the Company’s business efforts in an expeditious manner, which may negatively impact our business.

Our Chairman and executive director, Mr. Lee Yat Lung Andrew, works full time for the Company in addition to serving as the Chairman of the Board of Directors and Chief Executive Officer of Global Engine Group Holding Limited, a Nasdaq-listed company (“GLE”). Mr. Lee devotes approximately thirty (30) hours per week to the Company and approximately thirty (30) hours per week to GLE. Mr. Lee’s concurrent service for GLE may result in his time and resources being diverted from his Chairman and executive director roles with the Company. Mr. Lee is a key member of our management team with extensive industry experience, and his concurrent roles with GLE may divert his attention away from that of managing the Company, which may have a material adverse effect on the Company’s financial performance.

Any unexpected and prolonged disruption to the access of our business premises may adversely affect our business.

As we have only one business premise in Hong Kong, if there is any unexpected and prolonged disruption of usage or access to our business premises, such as fire or power failure and we cannot timely relocate our business premises to another suitable location with well-equipped facilities, the normal operation of our group and thus our business, results of operations and financial position will be adversely affected.

The economic, political and social conditions of the PRC as well as its government policies may adversely affect our business and results of operations.

The vast majority of our customers are operating in Hong Kong. Our business and results of operations may indirectly be adversely affected by changes in political, economic and social conditions or the relevant policies of the PRC government, such as changes in laws and regulations (or the interpretations thereof), measures which might be introduced to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and the imposition of additional export restrictions. Furthermore, a significant portion of economic activities in the PRC are export-driven and, therefore, are affected by developments in the economies of the principal trading partners of the PRC and other export-driven economies. In the past, the PRC government has implemented a number of measures to prevent the PRC economy from overheating and their current policy is to boost domestic spending. Many of the economic reforms undertaken by the PRC government are unprecedented and may be subject to change, revision or abolition. We can offer no assurance that the PRC government will continue to pursue a policy of economic and social reform. The policies and other measures taken by the PRC government to regulate the PRC economy and social condition may adversely affect our operating and financial results.

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Risks Relating to Doing Business in Hong Kong

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Class A Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Class A Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restrictions or limitations under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between BAO Holding Limited, the ultimate holding company, and BoxAO, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from BoxAO See “Transfers of Cash to and from our Subsidiaries” on page 15 for more detailed discussion.

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The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Class A Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

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In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

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We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing applicable users’ personal information and (ii) we possess a minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council and the New Overseas Listing Rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Overseas Listing Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Overseas Listing Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited combined financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

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Based on the above mentioned, given that (i) the group currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We do not need permission or approval from the Chinese government to operate our business or offer our Class A Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals. We believe, and we have been advised by our PRC legal counsel, Guangdong Wesley Law Firm, that we do not need permission or approval from the Chinese government to operate our business or offer our Class A Ordinary Shares. As such, we have not applied for and we have not been denied any permissions or approvals.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009. The Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (“the revised Archives Rules”) came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing. Securities companies and securities service organizations shall comply with the confidentiality and archive management requirements, and keep the documents and materials properly. Securities companies and securities service institutions that provide domestic enterprises with relevant securities services for overseas issuance and listing of securities shall keep the working papers they compile (such as the records of working plan and procedure, evidence and supporting materials related to the services which are obtained and prepared by the aforementioned service providers) within the territory of the PRC. If such working papers need to be taken abroad, approval shall be obtained in accordance with relevant provisions.

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The Trial Overseas Listing Measures, and the revised Archives Rules as enacted, do not presently subject us to additional compliance requirements because we are not considered a PRC-based “domestic company” and are instead subject to general application of the Basic Law. However, we cannot assure you that they will not apply to us in the future. If they do eventually apply to us, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Overseas Listing Measures on a timely basis, or at all. Any failure by us to fully comply with new regulatory requirements, including but limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, we are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in our Operating Subsidiary’s operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We may be affected by adverse changes in the political, economic, regulatory or social conditions in Hong Kong.

Our operations in HK are subject to special PRC considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our operating results may be adversely affected by changes in the political and social conditions in HK, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Similarly, Hong Kong’s economy differs from the economies of most developed countries in many respects, including the amount of PRC government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

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A recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, former SEC chairman Jay Clayton and former PCAOB chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On June 22, 2021, the U.S. Senate passed the Consolidated Appropriations Act, which was signed into law by President Biden and contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. A termination in the trading of our securities due to an involuntary delisting or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities, should we face heightened operational and legal risks in relation to HFCAA compliance.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

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On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. The PCAOB’s December 15, 2022 determination may be subsequently vacated and does not automatically grant a grace period. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023. It continues pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. Even though the PCAOB’s December 15, 2022 determination significantly reduces the risk of an involuntary delisting under the HFCAA, it does not eliminate other requirements for companies with PRC operating entities’ operations in China like us under both the HFCAA and SEC guidance.

Our auditor, TAAD LLP, an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the United States. As of the date of this prospectus, our auditor is not subject to the PCAOB determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

Risks Relating to Our Initial Public Offering and Ownership of Our Class A Ordinary Shares

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and could result in significant losses and you may not be able to resell your shares at or above the offering price.

The offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Class A Ordinary Shares following our Offering. If you purchase our Class A Ordinary Shares in our Offering, you may not be able to resell those Class A Ordinary Shares at or above the offering price. We cannot assure you that our Class A Ordinary Shares’ offering price, or the market price following our Offering, will equal or exceed prices in privately negotiated transactions of our Class A Ordinary Shares that have occurred from time to time prior to our initial public Offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in HK or the PRC that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of the securities of these Chinese companies after their offerings may affect the general perception and attitude of investors toward Chinese companies listed in the United. Consequently, these factors may impact the trading performance of our shares, notwithstanding our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Class A Ordinary Shares on the Nasdaq concurrently with this Offering. In order to continue listing our Class A Ordinary Shares on the Nasdaq, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Class A Ordinary Shares will continue to be listed on the Nasdaq in the future. If the Nasdaq delists our Class A Ordinary Shares and we are unable to list our Class A Ordinary Shares on another national securities exchange, we will endeavor to have our Class A Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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As long as our Class A Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts states from regulating their sale of those listed Class A Ordinary Shares. However, the law does permit states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of those listed Class A Ordinary Shares. Further, if our Class A Ordinary Shares are no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Class A Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Class A Ordinary Shares and our ability to raise capital in the future.

The market price of our Class A Ordinary Shares could decline as a result of future sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur. Future sales, or perceived sales, of substantial amounts of the shares could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 15,050,000 Class A Ordinary Shares outstanding. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. There will be 16,550,000 Class A Ordinary Shares outstanding immediately after this Offering assuming the Over-Allotment Option is not exercised. In connection with this Offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the underwriter, subject to certain exceptions. However, the underwriter may release these securities from these restrictions at any time. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this Offering.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. Since it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These negative opinions have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any negative opinions of short sellers, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

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Because we may not expect to pay dividends in the foreseeable future, you may rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we may not expect to pay any cash dividends or make any distributions in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of BVI law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

Because our offering price is substantially higher than our net tangible book value per Class A Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in the assumed completion of this Offering, you will pay substantially more than the corresponding amount paid by existing shareholder for their shares and more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.17 per Class A Ordinary Share, representing the difference between our net tangible book value per Class A Ordinary Share of US$0.01 as of March 31, 2025, after giving effect to a cash dividend of HK$6,150,000 declared on April 20, 2025 and paid fully in June 2025 and the net proceeds to us from this Offering, assuming no change to the number of Class A Ordinary Shares offered by us as stated on the cover page of this prospectus and an assumed public offering price of US$4.50 per Class A Ordinary Share (being the mid-point range of US$4.00 and US$5.00 per Class A Ordinary Share). See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this Offering.

You must rely on the judgment of our management as to the uses of our net proceeds from this Offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this Offering as discussed under “Use of Proceeds”. However, our management will have considerable discretion in the application of the net proceeds received by us in this Offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this Offering may be placed in investments that do not produce income or that lose value.

If we become classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as our Company will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, in future taxable years, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine their operating results in our combined financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

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For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations” on page 96.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, including the election of directors, amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to five (5) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Mr. Lee, our Chairman, director, and the Controlling Shareholder, through the entity Ever Topmax, will beneficially own approximately 42.38% of our outstanding Class A Ordinary Shares and 100% of our Class B Ordinary Shares, representing 59.53% of the total voting power of the aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our Controlling Shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Mr. Lee indirectly beneficially owns approximately 46.60% of our issued and outstanding Class A Ordinary Shares through Ever Topmax. Mr. Lee who is also our Chairman and executive director, controls 100% of the issued share capital of Ever Topmax. Upon completion of this Offering, he will be the beneficial owner of an aggregate of 7,013,300 Class A Ordinary Shares which will represent 42.38% of the then total issued and outstanding Class A Ordinary Shares or 41.81% if the Over-Allotment Option is exercisable in full. In addition, Ever Topmax holds 1,402,660 Class B Ordinary Shares which together with the 7,013,300 Class A Ordinary Shares held by it, will control 59.53% our entire voting issued capital.

Accordingly, Ever Topmax, or Mr. Lee through Ever Topmax, could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of Ever Topmax, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our Class A Ordinary Shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholder” on page 79.

We are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this Offering, we will be a “controlled company” as defined under the rules of Nasdaq. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Accordingly, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not plan to rely on these exemptions although we may in the future elect to so rely.

As a company incorporated in the BVI, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Class A Ordinary Shares on Nasdaq, we may rely on provisions in the Nasdaq corporate governance listing standards that allow us to follow BVI law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

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For example, we may be exempt from the Nasdaq regulations that require a listed U.S. company to:

●	require non-management directors to meet on a regular basis without management present; and

●	seek shareholders’ approval for the implementation of certain equity compensation plans and issuances of Class A Ordinary Shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a business company incorporated under the laws of the BVI with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the BVI. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under BVI law are, to a large extent, governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law, which is generally persuasive authority, but is not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the BVI has a different body of securities laws than the United States. In addition, BVI companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will, in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of BVI business companies like us have no general rights under BVI law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders will be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholder than they would as shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain BVI Company Considerations — Differences in Corporate Law.”

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to the completion of this Offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this Offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

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Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Class A Ordinary Shares.

Upon the completion of this Offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies. Moreover, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter. Accordingly, the next determination will be made with respect to us on September 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents, and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We also would be required to comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial amount of our management’s time as a result of becoming a public company and the eventual listing of our Class A Ordinary Shares on the Nasdaq.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, we will incur additional legal, accounting and other expenses as a public reporting company that we did not incur as a private company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds immediately after the completion of this Offering or in the future to finance further expansion of our capacity and business relating to our existing operations, acquisitions or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the Company other than on a pro rata basis to existing shareholder, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may:

●	further limit our ability to pay dividends or require us to seek consents for the payment of dividends;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditure, working capital requirements and other general corporate needs; and

●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

Our compensation of directors and Executive Officers may not be publicly available.

Under BVI law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers based on previously agreed targets for the business. Shares (or the cash equivalent) may be awarded under the 2025 Equity Incentive Plan (as defined herein).

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of Class A Ordinary Shares of approximately $5,657,088 based upon an assumed offering price of $4.50 per share (being the mid-point of the offer price range set forth on the cover page of this prospectus), of net proceeds from this Offering after deducting underwriting discounts and commissions and estimated Offering expenses of approximately US$1,092,912 payable by us (assuming the Over-Allotment Option is not exercised).

Each $1.00 increase (decrease) in the assumed offering price of $4.50 per share (being the mid-point of the offer price range stated on the cover of this prospectus) would increase (decrease) the net proceeds to us from this Offering by $1,380,000, assuming the number of Class A Ordinary Shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting fees and commissions.

The primary purposes of this Offering are to create a public market for our Class A Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital.

We currently intend to use the net proceeds of this Offering as follows:

(i)	approximately 25% for research and development for product development to expand and enhance our current product and service offerings;

(ii)	approximately 25% for acquiring other companies, technologies, or assets that can enhance our business operations, market presence, or technological capabilities (as of the date of this prospectus, there are no plans, commitments, or understandings to acquire target companies or assets and none of such target companies or assets have yet been identified);

(iii)	approximately 25% for recruiting new employees and specialists to strengthen our team, including roles in finance, IT, sales, or other departments critical to our growth and success;

(iv)	approximately 15% for branding and marketing, including participation in industry events and exhibitions and public relations activities;

(v)	the balance for working capital and other general corporate purposes.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions are they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis giving effect to a cash dividend of HK$6,150,000 declared on April 20, 2025 and paid fully in June 2025;

●	on a pro forma as adjusted giving effect to the completion of the firm commitment Offering at an assumed public offering price of $4.50 per Class A Ordinary Share (being the midpoint of the estimated offer price range set forth on the cover page of this prospectus) and basis to reflect (i) the above; and (ii) the issuance and sale of 1,500,000 Class A Ordinary Shares by us in this Offering at an initial public offering price of US$4.50 per Class A Ordinary Share (being the mid-point of the estimated offer price range set forth on the cover of this prospectus) (excluding any Class A Ordinary Shares that may be sold as a result of the underwriter exercising its Over-allotment Option) after deducting underwriting discounts and estimated Offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this Offering is subject to adjustment based on the actual net proceeds to us from the Offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and related notes included elsewhere in this prospectus.

			As of March 31, 2025
Shareholders’ Equity	Actual	Actual	Pro Forma	Pro Forma as Adjusted
	HK$	USD	USD	USD
Class A Ordinary Shares US$0.0001 par value per share; 900,000,000 authorized as of March 31, 2025; 15,050,000 Class A Ordinary Shares issued and outstanding on an actual basis, 15,050,000 Class A Ordinary Shares issued and outstanding on a pro forma basis and 16,550,000 Class A Ordinary Shares outstanding on an as adjusted basis (assuming Class A Ordinary Shares to be issued in this Offering)	11,748	1,505	1,505	1,655
Class B Ordinary Shares US$0.0001 par value per share; 100,000,000 authorized as of March 31, 2025; 1,402,660 Class B Ordinary Shares issued and outstanding on an actual basis, 1,402,660 Class B Ordinary Shares issued and outstanding on a pro forma basis and Class B Ordinary Shares outstanding on an as adjusted basis	1,095	140	140	140
Shares subscription receivable	(90,197)	(11,587)	(11,587)	(11,587)
Additional paid-in capital	-	-	-	5,656,938
Other reserve	1,027,354	132,052	132,052	132,052
Retained earnings	7,043,127	905,298	114,799	114,799
Total Shareholders’ Equity	7,993,127	1,027,408	236,909	5,893,997

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DIVIDEND POLICY

On April 20, 2025, the Company declared a dividend of HK$56.2568 per share totalling HK$6,150,000 to its shareholders and paid to the Company’s shareholders fully in June 2025. For the two years ended March 31, 2025, there was no dividend declaration nor distribution.

We have adopted a dividend policy, according to which our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividends paid, if any; (g) capital requirements and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Class A Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiary for our cash and financing requirements. We are permitted under the laws of the BVI and our Memorandum and Articles of Association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong through loans or capital contributions. Our Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiary has not experienced any difficulties or limitations on its ability to pay dividends; nor does it maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

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DILUTION

Investors purchasing our Class A Ordinary Shares in this Offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Class A Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after the Offering.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote. Each Class B Ordinary Share is entitled to five votes, and is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding ordinary shares. After giving effect to the cash dividend of HK$6,150,000 declared on April 20, 2025 and paid fully in June 2025; and the sale of Class A Ordinary Shares in this Offering by the Company at an assumed initial public offering price of US$[4.50] per Class A Ordinary Share, after deducting US$540,000 in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$552,912, the pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately US$5,833,228, or US$0.33 per Class A Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.32 per Class A Ordinary Share to our existing stockholders and an immediate dilution of US$4.17 per Class A Ordinary Share to new investors purchasing Class A Ordinary Shares in this Offering.

The following table sets forth the estimated net tangible book value per Class A Ordinary Share after the Offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions.

	Offering without the Exercise of the Over-allotment Option (HKD)	Offering with Full Exercise of the Over-allotment Option (HKD)	Offering without the Exercise of the Over-allotment Option (USD)	Offering with Full Exercise of the Over-allotment Option (USD)
Assumed initial public offering price per Class A Ordinary Share	35.01	35.01	4.50	4.50
Historical net tangible book value per Class A Ordinary Share as of March 31, 2025	0.08	0.08	0.01	0.01
Increase in as adjusted net tangible book value per Class A Ordinary Share attributable to the investors in this Offering	2.45	2.82	0.32	0.36

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of its financial condition and results of operations should be read in conjunction with the section headed “Summary Financial and Operating Data” and its financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Its actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a Hong Kong-based IT solutions provider specializing in leveraging analytics and programming expertise to deliver customized software development and technology solutions. Our services are designed to optimize business performance, address industry-specific operational challenges, and unlock new business opportunities for our clients. Operating through our subsidiary, BoxAO, we serve a diverse range of industries, including network services, retail chains, laundry services, pharmacy sales, building management, amusement parks, wholesale, and distribution.

As the global economy emerges from the impacts of COVID-19, a new post-pandemic paradigm has taken shape. Enterprises and governmental agencies are increasingly prioritizing the understanding of user needs and leveraging technology to deliver tailored digital products and services. This shift includes conceptualizing, designing, personalizing, prototyping, developing, and delivering innovative digital experiences and products. Our business has benefited from this trend. Many multinational corporations and small and medium enterprises have increasingly adopted digital enhancements in their operations, implementing solutions that enable remote workflows powered by AI for improved operational predictability and efficiency. These solutions often involve the integration of sensors and controls into operational processes, capturing data that is subsequently analyzed to enhance planning and oversight.

We provide customized software tailored to each client’s unique requirements. Our business is uniquely positioned in the custom software sector, offering the capability to deploy and integrate sensors, controls, and other hardware, such as smart displays, kiosks, lockers, and vending machines, to deliver autonomous or semi-autonomous solutions. With our pluggable core modules, we can efficiently develop software for clients across various industries, enabling us to complete customizations in significantly shorter timeframes.

Key Factors that Affect Results of Operations

The Company believes the key factors affecting its financial condition and results of operations include the following:

●	We may fail to innovate or create new solutions which align with changing market and customer demand.

●	Our business may face risks of clients’ default on payment.

●	We may not manage our growth effectively, and our profitability may suffer.

●	Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

●	Increases in labor costs in Hong Kong may adversely affect our business and results of operations.

The above does not list all the material risk factors that may affect our financial condition and results of operations. The above-mentioned risks and others are discussed in more detail in the section titled “Risk Factors” beginning on page 19 of this prospectus.

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Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with IFRS, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Our critical accounting policies and practices include the following: (i) revenue recognition. See Note 3—Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our consolidated financial statements.

Estimated provision for credit losses

We carry accounts receivable at the face amounts less a reserve for estimated credit losses. As of March 31, 2025, we recorded an allowance for expected credit losses related to accounts receivable of HK506,920. We estimated our reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts. During the year ended March 31, 2025, we recorded adjustments for credit losses of HK$177,863 (US$22,862) in the consolidated financial statements related to accounts receivable.

Results of Operations

Year ended March 31, 2025 compared to year ended March 31, 2024

	For the years ended March 31
	2025		2024	Increase (Decrease)
	HK$	US$	HK$	HK$	%

Revenues
Project development	$20,571,396	$2,644,172	$5,198,502	$15,372,894	296%
Project maintenance services	7,423,281	954,162	7,739,498	(316,217)	(4%)
Transaction based revenue	506,489	65,102	331,232	175,257	53%
Total revenues	28,501,166	3,663,436	13,269,232	15,231,934	114%
Cost and expenses
Cost of revenues	17,597,454	2,261,913	11,010,081	6,587,373	60%
General and administrative expenses	2,926,862	376,208	2,035,632	891,230	44%
Credit loss on trade and other receivables	177,863	22,862	100,925	76,938	76%
	20,702,179	2,660,983	13,146,638	7,555,541	57%

Other income (expenses)
Interest expense	(9,355)	(1,202)	-	9,355	100%
Other expenses	-	-	(3,882)	(3,882)	(100%)
Other income	1,789	230	570	1,219	214%
	(7,566)	(972)	(3,312)	4,254	128%

Income before income taxes	7,791,421	1,001,481	119,282	7,672,139	>100%
Income tax expense	1,153,268	148,237	43,923	1,109,345	>100%
Net income	$6,638,153	$853,244	$75,359	$6,562,794	>100%

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Revenues

For the years ended March 31, 2025 and 2024, the Company generated its revenues through two revenue streams by the Company’s wholly-owned subsidiary, BoxAO: (i) transaction fee for managed payments solutions; (ii) and system and related hardware development and the subsequent maintenance services.

Revenue increased by HK$15,231,934, or 114%, to HK$28,501,166 (US$3,663,436) for the year ended March 31, 2025 compared to HK$13,269,232 for the year ended March 31, 2024. The increase was primarily due to the increase in revenue for project development.

Revenue from project development services increased by HK$15,372,894, or 296%, to HK$20,571,396 (US$2,644,172) for the year ended March 31, 2025 from HK$5,198,502 for the year ended March 31, 2024. Such an increase was primarily due to the increase in completion of development of IT platforms for customers. Revenue from project development services accounted for 72.2% of our total revenue for the year ended March 31, 2025, as compared to 39.2% for the year ended March 31, 2024.

Cost of revenues

Cost of revenues included purchase of equipment and hardware, cost of subcontractors assigned to revenue-generating activities, transportation and handling fee and transaction-based costs that consist primarily of processing fees, and bank settlement fees paid to third-party payment processors and financial institutions. For the year ended March 31, 2025, cost of revenues was HK$17,597,454 (US$2,261,913), increased by HK$6,587,373 from HK$11,010,081 for the year ended March 31, 2024. The increase was due to the increase in subcontracting expenses as a result of the increase in project development services.

General and administrative expenses

The Company’s major general and administrative expenses were comprised of the following items during the periods indicated:

	For the years ended March 31
	2025	2025	2024	Change	Change
	HKD	US$	HKD	HKD	(%)
Depreciation of property and equipment	$185,308	$23,819	$250,226	$(64,918)	(26%)
Depreciation of right-of-use assets	78,795	10,128	-	78,795	100%
Amortization of intangible assets	-	-	348,467	(348,467)	(100%)
Salaries and employee benefits	1,021,388	131,285	1,236,900	(215,512)	(17%)
Insurance	37,538	4,825	26,392	11,146	42%
Utility	29,152	3,747	37,728	(8,576)	(23%)
Telecommunication	12,688	1,631	18,840	(6,152)	(33%)
IT Expenses	19,849	2,551	14,041	5,808	41%
Audit fee	1,415,490	181,942	11,000	1,404,490	>100%
Others	126,654	16,280	92,038	34,616	38%
Total	$2,926,862	$376,208	$2,035,632	$891,230	44%

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General and administrative expenses increased by HK$891,230 or 44% to HK$2,926,862 (US$376,208) for the year ended March 31, 2025 from HK$2,035,632 for the year ended March 31, 2024. The increase mainly driven by increase in audit fee for the preparation of Company’s initial public offering in the United States.

Credit loss on trade and other receivables

The Company carries accounts receivable at the face amounts less a reserve for estimated credit losses. The Company estimated its reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts.

For the years ended March 31, 2025 and 2024, the Company provided provision for expected credit losses of HK$177,863 (US$22,862) and HK$100,925, respectively.

Other income

Other income was primarily comprised of the interest income and sundry income. For the year ended March 31, 2025, we recognized interest income of HK$1,011 (US$130) and sundry income of HK$778 (US$100). For the year ended March 31, 2024, we recognized interest income of HK$570.

Income tax expense

Income tax expense was HK$1,153,268 (US$148,237) for the year ended March 31, 2025, as compared to HK$43,923 for the year ended March 31, 2024. The increase in its income tax expense by HK$1,109,345 due to the increase in net income.

Net income

As a result of the above discussed, the Company recorded a net income of HK$6,638,153 (US$853,244) for the year ended March 31, 2025, representing an increase of HK$6,562,794 from a net income of HK$75,359 for the year ended March 31, 2024.

Liquidity and Capital Resources

The Company financed its daily operations and business development through cash generated from the operations of BoxAO and capital contributions from our shareholders. On December 18, 2024, Mr. Lee provided a credit line of HK$1,500,000, which is interest free and repayable one year from such date, to the Company to support its operations. We expect to have sufficient working capital to meet our present requirements and for the next 12 months from the date of this prospectus. As of March 31, 2025, and 2024, its cash balance was HK$1,718,763 (US$220,924) and HK$76,792, respectively.

The following table set forth a summary of its cash flows for the periods indicated:

	For the years ended March 31,
	2025	2025	2024
	HKD	US$	HKD
Net cash provided by operating activities	$3,079,276	$394,472	$601,740
Net cash used in investing activities	(174,880)	(22,478)	(283,220)
Net cash used in financing activities	$(1,262,425)	$(161,314)	$(498,385)

Operating activities:

For the year ended March 31, 2025, net cash provided by operating activities of HK$3,079,276 (US$394,472) was primarily resulted from the net income before income tax of HK$7,791,421 (US$1,001,481) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of finance costs of HK$9,355 (US$1,195), gain on disposal of items of equipment of HK$694 (US$89), depreciation of equipment of HK$185,308 (US$23,819), depreciation of right-of-use assets of HK$78,795 (US$10,128) and loss allowance for expected credit losses of HK$177,863 (US$22,862). The amount is offset by change in operating activities of HK$5,446,775 (US$700,109) and income taxes refund of HK$284,003 (US$36,505).

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For the year ended March 31, 2024, net cash provided by operating activities of HK$601,740 resulted primarily from the net income before income tax of HK$119,282 as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of loss on disposal of items of property and equipment of HK$3,882, depreciation of property and equipment of HK$250,226, amortization of intangible assets of HK$348,467 and loss allowance for expected credit losses of HK$100,925. The amount is offset by change in assets and liabilities for operating activities of HK$432,827 and income taxes paid of HK$653,869.

Investing activities:

For the year ended March 31, 2025, net cash used in investing activities was HK$174,880 (US$22,478) for the purchases of property and equipment of HK$175,880 (US$22,607) and offset by proceeds from disposal of items of property and equipment of HK$1,000 (US$129).

For the year ended March 31, 2024, net cash used in investing activities was HK$283,220 for the purchases of property and equipment of HK$287,180 and offset by proceeds from disposal of items of property and equipment of HK$3,960.

Financing activities:

For the year ended March 31, 2025, net cash used in financing activities of HK$1,262,425 (US$161,314) consisted of repayment of amount due from related party of HK$2,542 (US$326), deferred IPO cost of HK$1,778,531 (US$228,606), principal portion of lease payments of HK$74,645 (US$9,595), interest elements of lease rentals paid of HK$9,355 (US$1,195) and offset by proceed of amount due to a director of HK$602,648 (US$77,462).

For the year ended March 31, 2024, net cash used in financing activities of HK$498,385 consisted of decrease in balance with a director of HK$506,723 and offset by proceed of amount due with a related party of HK$8,338.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Financings

On December 18, 2024, Mr. Lee provided a credit line of HK$1,500,000, which is interest free and repayable one year from that date, to the Company to support its operation. As of March 31, 2025, the Company has balance with Mr. Lee of HK$1,109,946 (US$142,668). The Company may also sell its Class A Ordinary Shares in order to fund its business growth. Issuances of additional Class A Ordinary Shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve sales of the equity securities or arrange for debt or other financing to fund its growth in case it is necessary, or if the Company is able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

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HISTORY AND CORPORATE STRUCTURE

We are a BVI business company that wholly-owns our BVI company subsidiary, Forever Brand, which, in turn, wholly-owns our Operating Subsidiary, BoxAO, in Hong Kong.

Corporate Structure

Our Company was incorporated in the BVI on December 2, 2024 under the Companies Act as a business company with limited liability. Our Company is authorized to issue a maximum of 1,000,000,000 shares, par value of US$0.0001 each, comprising of (i) 900,000,000 Class A Ordinary Shares, par value of US$0.0001 each, and (ii) 100,000,000 Class B Ordinary Shares, par value of US$0.0001 each. Following incorporation, our share capital was held 100% by Ever Topmax as to one Share. On December 17, 2024, Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge subscribed for 46,598; 17,600; 16,100; 5,000; 4,900; 4,900 and 4,900 Class A Ordinary Shares for US$4,660, US$1,760, US$1,610, US$500, US$0.49, US$0.49 and US$0.49 respectively. Also on December 17, 2024, Ever Topmax subscribed for 9,320 Class B Ordinary Shares for US$932.

We completed a reorganization whereby the entire share capital of Forever Brand and BoxAO were transferred to us resulting in our group being comprised of Forever Brand and BoxAO as our direct and indirect wholly-owned subsidiaries, respectively. On January 17, 2025, Ever Topmax transferred all issued shares of Forever Brand to us in consideration of our allotment and issue of one Class A Ordinary Share to it credited as fully paid. Following such issue, our issued share capital of Class A Ordinary Shares was held as to 46.60%, 17.60%, 16.10%, 5.00%, 4.90%, 4.90% and 4.90% by Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge, respectively. Our issued share capital of Class B Ordinary Shares was fully held by Ever Topmax.

On September 2, 2025 for the purpose of maintaining proportional shareholdings before and after the Offering and taking into account the Company’s valuation, each of our existing Shareholders, namely Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge subscribed for, and were allotted and issued fully paid at par 6,966,700 Class A Ordinary Shares, 2,631,200 Class A Ordinary Shares, 2,406,950 Class A Ordinary Shares, 747,500 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, respectively, for cash at par. Also on September 2, 2025, Ever Topmax subscribed for 1,393,340 Class B Ordinary Shares for cash at par. Following the allotment and issue, Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge holds 7,013,300 Class A Ordinary Shares, 2,648,800 Class A Ordinary Shares, 2,423,050 Class A Ordinary Shares, 752,500 Class A Ordinary Shares, 737,450 Class A Ordinary Shares, 737,450 Class A Ordinary Shares and 737,450 Class A Ordinary Shares, respectively. Ever Topmax also holds 1,402,660 Class B Ordinary Shares.

Organization Chart

The charts below sets out our corporate structure before and after the Offering. All percentages reflected the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to five (5) votes per Class B Ordinary Share:

Before the offering

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After the Offering by the Company (assuming the Over-allotment Option is not exercised):

Notes:

1.	Ever Topmax is wholly-owned by Mr. Lee.
2.	Supreme Encounter is wholly-owned by Mr. Sin, our Chief Technical Officer.
3.	Heroic Master is wholly-owned by Ms. Sin Ka Ka, our co-founder.
4.	First Mark is wholly-owned by Mr. Chan Ming Yin Billy, our co-founder.
5.	Wisdom Bridge is wholly-owned by Mr. Au Wai Yin, our co-founder.

Entity

A description of our Operating Subsidiary is set out below.

BoxAO

Since 2018, BoxAO has been wholly-owned by Forever Brand. Following an internal group reorganization which was completed on January 17, 2025, BoxAO became our indirect wholly-owned subsidiary. Since its incorporation, BoxAO has been carrying on the business of an IT solution and service provider in Hong Kong.

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INDUSTRY OVERVIEW

IT Solutions Market in Hong Kong

IT solutions involve the design, supply, operation, maintenance and integration of IT systems into business operations. According to the report IT Market Analysis Hong Kong - Size and Forecast 2024-2028 by Technavio published in September 2024, the Hong Kong IT Market size is estimated to increase by USD 3.25 billion and grow at a CAGR of 8.09% between 2023 and 2028. The market is experiencing significant growth, driven by several key trends. One notable trend is the increased adoption of IT solutions among small and medium-sized enterprises (SMEs) in Hong Kong, as they recognize the benefits of digital transformation for business efficiency and competitiveness. Another trend is the increasing adoption of big data solutions, as organizations seek to gain insights from their data to make informed decisions and improve operational efficiency. The increased adoption of cloud-based services is enhancing operational flexibility and scalability for businesses, allowing them to efficiently manage and store data while reducing infrastructure costs. However, the market faces challenges, including the shortage of skilled IT professionals, which can hinder the implementation of advanced technologies and solutions. Despite these challenges, the market is poised for continued growth, driven by the increasing demand for digital transformation and the adoption of innovative technologies.

Market Size Outlook (USD **Million**)

2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028

2018 : USD 4878.50

7.32%
2024 Year-over-Year

ACCELERATING
Growth Momentum

8.09%
CAGR 2023-2028

USD 3252.4 Mn
Incremental growth between 2023-2028

www.technavio.com

The services segment, which the group focuses on, is estimated to witness significant growth during the forecast period. The IT services mainly comprise consulting services, learning and training, development and integration, hardware maintenance and support, IT management, business process management, and software support. Some of the main areas that have a potential growth of service segment include consulting and software maintenance and support services. Additionally, a majority of the spending of enterprises is spent on application services, IT infrastructure services, cloud services, SaaS, implementation, consulting, support, and maintenance services which is significantly fuelling the growth of this segment.

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It Market In Hong Kong
Share by Type (USD million)
Services
Hardware
Software
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
Services Segment
2018 : USD 2,014.90 million
www.technavio.com

The services segment was the largest segment and was valued at USD 2.01 billion in 2018. The increase in spending on IT services is fuelled by the growing need for IT professional services among enterprises in Hong Kong. Additionally, factors such as the growing need to develop improved business delivery systems and cost-effective models, as well as the current shift from on-premises to cloud-based software and IT infrastructure deployment, are expected to fuel the growth of the services segment. Furthermore, there is an increasing prevalence of IT outsourcing across several enterprises in Hong Kong which is significantly contributing to the growth of this segment. Hence, such factors are expected to fuel this segment which in turn will drive the market growth during the forecast period.

Market Dynamics

The Market is undergoing rapid transformation driven by technological developments and the increasing demand for automation in the professional services sector. With the rise of remote working, businesses are prioritizing IT services to streamline operations and enhance resource management. Talent recruiting is evolving to match emerging skill sets required for digital business strategies. Technologies like AR and digital transformation are reshaping business processes, while infrastructure upgrades, including 5G and LTE, support high-tech emergency framework systems. Cloud-based deployments with consumption-based pricing models are gaining traction, optimizing IT costs while expanding data storing capacity. However, security breaches remain a concern, prompting investment in powerful cybersecurity measures. As businesses embrace agility and BI for forecasting, continues to evolve, driving innovation and shaping the future of industries worldwide.

Key Market Driver

One of the key factors driving the market growth is the increased adoption of cloud-based services. There is an increasing restructuring across several enterprises in Hong Kong in order to survive and succeed in this digital age. As a result, there is a rise in adoption of cloud computing across different enterprises. These digital technologies are extensively adopted to improve existing business processes and customer experiences to meet the changing enterprise requirements and evolving business dynamics.

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Moreover, there are numerous advantages offered by cloud-based solutions including the cost-effectiveness, flexibility, and scalability which are essential for digitization. Additionally, by leveraging technologies, such as Big Data, AI, and IoT, it helps enterprises in Hong Kong to revamp their business model. Hence, such factors are positively impacting the market growth. Therefore, it is expected to drive the market growth during the forecast period.

Significant Market Trends

A key factor shaping the market growth is the increased adoption of IT as a service. IT as a services model can be referred to as a delivery model for organizations to manage their IT systems as per the strategic business requirements. There is an increasing adoption of IT as a service as several enterprises are trying to implement IT solutions to have a competitive edge in the market.

Moreover, the main advantage of IT as a service is that it needs low, upfront investment to set up IT systems in organizations. Additionally, it also offers flexibility to change IT systems as per the requirements of separate business units within organizations. Hence, such factors are expected to positively impact the market. Therefore, it is expected to drive market growth in the region during the forecast period.

Major Market Challenge

Data privacy and security concerns are one of the key challenges hindering the market growth. Cloud security management is a crucial task for the market players to protect online data. It is essential to secure online digital files from unauthorized access in the cloud-based IT infrastructure. However, these cloud infrastructures are highly dependent on a patchwork of open-source codes, which can introduce flaws to the cloud systems.

Moreover, as these public cloud infrastructure is affected by these glitches in the source code, it can significantly affect the various applications running in a cloud environment. Additionally, public clouds are more prone to cyber threats as they are easily accessible. Hence, such factors are negatively impacting the market. Therefore, it is expected to hinder the market growth during the forecast period.

Who are the Major Market Companies?

Companies are implementing various strategies, such as strategic alliances, partnerships, mergers and acquisitions, geographical expansion, and product/service launches, to enhance their presence in the market. For example, Accenture Plc offers IT solutions such as generative artificial intelligence and Accenture cloud-first services. Alphabet Inc offers IT solutions such as contact center artificial intelligence and Google Cloud database migration. Deloitte Touche Tohmatsu Ltd offers IT solutions such as the Deloitte MIX digital enterprise platform and dedicated reporting solutions.

In addition, our main competitors in IT solutions market in Hong Kong also include Innopage Limited and UDomain Web Hosting Company Limited.

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BUSINESS

Business Overview

We are a Hong Kong-based IT solutions provider specializing in leveraging analytics and programming expertise to deliver customized software development and technology solutions. Our services are designed to optimize business performance, address industry-specific operational challenges, and unlock new business opportunities for our clients. Operating through our subsidiary, BoxAO, we serve a diverse range of industries, including network services, retail chains, laundry services, pharmacy sales, building management, amusement parks, wholesale, and distribution.

As the global economy emerges from the impacts of COVID-19, a new post-pandemic paradigm has taken shape. Enterprises and governmental agencies are increasingly prioritizing the understanding of user needs and leveraging technology to deliver tailored digital products and services. This shift includes conceptualizing, designing, personalizing, prototyping, developing, and delivering innovative digital experiences and products. Our business has benefited from this trend. Many multinational corporations and small and medium enterprises have increasingly adopted digital enhancements in their operations, implementing solutions that enable remote workflows powered by AI for improved operational predictability and efficiency. These solutions often involve the integration of sensors and controls into operational processes, capturing data that is subsequently analyzed to enhance planning and oversight.

We provide customized software tailored to each client’s unique requirements. Our business is uniquely positioned in the custom software sector, offering the capability to deploy and integrate sensors, controls, and other hardware, such as smart displays, kiosks, lockers, and vending machines, to deliver autonomous or semi-autonomous solutions. With our pluggable core modules, we can efficiently develop software for clients across various industries, enabling us to complete customizations in significantly shorter timeframes.

Our Growth Strategies

We have developed and plan to implement the following strategies to drive the expansion and growth of our business:

●	Solidify our industry position by increasing market share. By consistently delivering high quality services and solutions, we aim to generate additional revenue from our existing clients, including network service provider, retail chain store, and laundry service provider. We will also continue to promote our comprehensive services and solutions to attract new clients in these industries, where we can leverage our deep domain knowledge and expertise.

●	Leverage domain expertise to expand into new industry segments. As we continue to build expertise and accumulate deep domain knowledge in the network service, retail chain store, and laundry service industry verticals, we plan to extend our services to other industry verticals. This will involve leveraging our experience and knowledge, and partnering with leading industry experts from other sectors to extend our service offerings.

●	Attract, train, incentivize and retain talented professionals. We recognize that our success greatly depends on our ability to attract, train, incentivize and retain talented professionals. To enhance our talent pool, we will consider sponsoring competitions in the IT industry in Hong Kong to bolster our reputation among young professionals. We also plan to collaborate with tertiary institutions to establish campus hiring initiatives, bursary programs, and scholarship opportunities.

●	Capture new growth opportunities through strategic alliances and acquisitions. We will continue to pursue selective alliances and acquisitions to enhance our industry-specific technology and service delivery capabilities. By acquiring, collaborating with, and integrating targeted companies, we aim to enhance our ability to better serve our clients. Our focus will be on enhancing our technological capabilities, deepening relationships with key clients, expanding our service offerings, and growing our geographic presence in Hong Kong.

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Our Competitive Strengths

The market for IT services is highly competitive, and we anticipate this competition will intensify. However, we believe the following key strengths set us apart from our competitors and will continue to drive our growth and success:

●	Our Scalable Technology. Our core modules and plugins are highly scalable across industries with minimal production costs. By customizing software solutions that incorporate our core modules and plugins to meet the specific needs of each client, we adopt a cost-efficient approach. This scalability allows us to achieve higher operating margins as we grow our client base.

●	Our Deep Domain Knowledge and Specialization in Selected Industry Verticals. We possess deep domain knowledge and expertise in industry verticals including network service, retail chain store and laundry service. We leverage footprint and network of highly-talented IT professionals to provide comprehensive capabilities in software development services and consulting services. We believe that our robust emerging technology capabilities and solid track record of execution empower us to lead digital transformation for our clients.

●	Our Comprehensive Offering. We provide comprehensive service offerings including the IT solutions, sale of peripheral hardware, as well as consulting and technical support services. As a result, we are able to generate revenue from a wide range of clientele; and

●	Our Dynamic Management and Professional Team with Proven Track Record. Our management team has extensive experience in Hong Kong. Notably, our Chief Executive Officer, Mr. C Y Chan, has more than 30 years of technical and operational experiences in the IT and Telecom industry. Our Chief Technical Officer, Mr. Sin, has more than 29 years of experience in IT industry. As such, we have already established a seasoned management team with deep industry expertise in several markets where we have enjoyed similar success.

Our Services

Software development and customization services

We develop customized software tailored to clients’ specific needs. Before engagement, we provide consultation to the clients to understand their needs and requirements and provide a preliminary proposal to address their needs. Once the proposals are accepted by our clients, we proceed with designing, developing, testing and installing the software. Our contracts are typically fixed priced and do not include any post contract client support or upgrades. The duration of the development period is relatively short, usually less than one year. We also offer project management in connection with our software products. Our project management services include consultation, design, development, and testing. We also sell hardware and related accessories, as needed, to clients who acquire our customized software. Before the installation of the hardware, we either deliver the hardware directly or instruct the supplier to deliver the hardware to the clients.

Consulting and technical support services

We provide training and technical support services to clients under fixed-fee contracts, specifically for those who have acquired customized software from us as part of their software development projects.

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Our Products

Smart Display System

Currently, we sell the Smart Display System and/or Smart Display Machines to retail clients, such as shops, restaurants, salons, laundries and government bodies. The manufacturing of our Smart Display Machines is handled by third-party suppliers. The following chart illustrates the basic operation flow of our smart display system. Our smart display system partners with multiple payment processors and financial institutions, such as WeChat Pay, AliPay, Visa, Master and Octopus payment. Customers can select their preferred payment method directly on the smart display and complete the transaction. Once payment is processed, the system places the customer in the queue and prints a queue ticket with a unique queuing number using its built-in printer.

Customers spending above a pre-set threshold are eligible for a lucky draw. Event staff generate a QR code, which the customer can scan at the Smart Kiosk in the lucky draw zone. Upon scanning, the system prints a lucky draw coupon via the coupon printer, enabling seamless participation.

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Walk-in users can place orders for take-away and make payments at the Smart Kiosk. Once the order is confirmed, the system automatically sends the order to the kitchen via the kitchen’s dedicated order printer.

To order at restaurants, users can open the scanner on their mobile phones to browse and select menu items displayed on the Smart Kiosk. The system generates a QR code for payment using the Octopus Card, which is the reusable contactless stored value smart card for making electronic payments in online or offline systems in Hong Kong. Upon payment confirmation, the system prints an order ticket via the kiosk’s built-in printer for user reference.

Smart Vending Platform

Currently, we sell the Smart Vending Platform to retail clients. After enrolling as a member, a consumer can shop on our clients’ online smart vending platform. Once the transaction is confirmed, the system sends a QR code to the member’s mobile phone and updates the smart vending machine with the transaction details. The member can then use the QR code at the smart vending machine to redeem the items ordered online.

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A consumer who spends above a pre-set amount is eligible to enter a lucky draw using an activation QR code generated by event staff. By scanning the QR code, participating in the game, and winning at the Smart Vending Machine located at the customer service counter, the consumer can either redeem the prize directly from the vending machine or receive a printed redemption ticket to claim the prize from the event sponsor.

After playing a game on the Smart Vending Machine, a consumer can enter their mobile phone number or email on the machine. The system will then send a QR code to their mobile device for game token redemption. The tokens can be collected by presenting the QR code at the token machine.

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After enrolling as a member, a consumer can present their membership QR code on their mobile phone to the Smart Vending Machine to directly redeem a gift.

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Smart Locker System

Currently, we sell the Smart Locker System and/or Smart Locker Machines to retail and corporate clients. The manufacturing of our Smart Locker Machines is handled by third-party suppliers. The following chart illustrates the overall concept of our smart locker system.

A sender can rent a compartment in the Smart Locker for a recipient to retrieve an item later. After making a payment at the locker and placing the item inside the compartment, the sender inputs the recipient’s mobile phone number on the Smart Locker. The system then sends a redemption QR code to the recipient via SMS, which can be used to retrieve the item from the locker.

A user can rent a compartment in the Smart Locker nearby scanning the QR code on the locker and paying the rental fee online using their selected payment method. After confirming the payment, the system generates a QR code for the user. The user can then present the QR code at the locker to access the rented compartment.

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An online seller can rent a compartment in the Smart Locker for a buyer to retrieve a purchased item later. After presenting a deposit QR code to the locker and placing the sold item inside the compartment, the seller inputs the recipient’s mobile phone number on the Smart Locker. The system then sends a redemption QR code to the recipient via SMS. The recipient can use the QR code to redeem the item from the locker.

Customers and Suppliers

Our clients include both large corporations and small to medium enterprises in Hong Kong. By working with organizations at various stages of growth, we gain deeper insights into the challenges they face and are better equipped to address a diverse range of needs effectively. For the year ended March 31, 2025 and March 31, 2024, we have total of 26 customers and 29 customers, respectively. For the year ended March 31, 2025, our three largest customers are, (i) Teligent International Limited; (ii) Sunion Manufacturing Limited; and (iii) Diyixian.com Limited. For the year ended March 31, 2024, our four largest customers are, (i) Diyixian.com Limited; (ii) Teligent International Limited; (iii) Happy Group Creation Limited; and (iv) MRM Entertainment Limited. The Company has various agreements with Teligent International Limited. The latest agreement dated November 15, 2024, with a term of a year and expiring on November 14, 2025. This agreement is filed herein as Exhibit 10.18. The agreement with Sunion Manufacturing Limited dated August 5, 2024 is filed herein as Exhibit 10.20. This agreement has a term of one year and expiring on August 4, 2025. Under the Agreement between the Company and Diyixian.com Limited, dated August 30, 2022 (the “Diyixian Agreement”), the Company agreed to provide services to Diyixian.com Limited until 30 November 2025. The Diyixian Agreement is filed herein as Exhibit 10.7. The Company has various contracts with Happy Group Creation Limited. The latest contract dated February 29, 2024 has a term of a year and expired on November 30, 2024. All these contracts contained termination clause to terminate the contract with a 30 days’ notice. The Service Agreement with MRM Entertainment Limited dated March 22, 2020 would remain in force until termination by either party and the contract would be terminated with a 60 days’ advance written notice. The Service Agreement with MRM Entertainment Limited is filed as Exhibit 10.15.

Our suppliers and vendors are highly qualified manufacturers and subcontractors located in Hong Kong and mainland China. We carefully nurture our relationship with suppliers and vendors. We select our suppliers and vendors mainly based on their production quality or services quality, capacity and reputation and position within their respective industry. For the year ended March 31, 2025, our two largest suppliers and vendors are: (i) Nexsen Limited; and (ii) Flexstream Asia Limited. For the year ended March 31, 2024, our three largest suppliers and vendors are: (i) MDT Innovations Middle East TPZ-FZCO; (ii) Flexstream Asia Limited; and (iii) Mau Yuen Cheung Co., Limited. The Agreement with Nexsen Limited dated November 15, 2024 has a term of a year and expiring on November 14, 2025 and is filed herein as Exhibit 10.21. The Company has two agreements with Flexstream Asia Limited, dated August 5, 2024 and August 30, 2022, respectively. The agreement dated August 5, 2024 has a term of one year and expires on August 5, 2025. The agreement dated August 30, 2022 has a term of 3 years and would expire on November 30, 2025, and such agreement contained a minimum ordering quantity of 1,500 facility units. The agreements with Flexstream Asia Limited are filed herein as Exhibit 10.19 and Exhibit 10.17, respectively. The Agreement with MDT Innovations Middle East TPZ-FZCO dated October 30, 2023 has a term of a year and expired on December 31, 2024 and is filed herein as Exhibit 10.16. The Company has 2 contracts with Mau Yuen Cheung Co., Limited, dated September 10, 2021 and September 10, 2021, respectively. Both contracts have a term of 3 years and expired on November 14, 2024. All these contracts contained termination clause to terminate the contract with a 30 days’ notice.

Sales and Marketing

Typically, our customized software is sold to clients who may be project owners or general contractors. We submit proposal to these project owners or general contractors who will then decide whether to select us based on the quality and price of our proposal. In some cases, we are also approached and directly engaged by general contractors and we, as subcontractors, assist the general contractor to develop and deliver the final products.

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To promote our products and services, we consolidate various marketing programs. These programs are implemented mainly through (1) leveraging the management team’s professional networks for customer acquisition, (2) capitalizing on referrals from existing customers, and (3) attending various industry events and exhibitions.

Currently, we also utilize a cost-efficient referral system to market our services and solutions. With our deep domain knowledge in each industry segment we serve, we consistently deliver value to our clients, which has encouraged many of them to refer us to their industry peers. We intend to expand our business development team by hiring individuals with backgrounds or network specific to the industries in which our potential clients operate and thus may market our services and products to a more targeted audience.

Research and Development

R&D is an integral part of our continued growth. To better serve our clients’ needs, we focus on exploring and studying emerging technologies and finding the most effective ways to integrate them into both our existing and new solutions.

Currently, we are leveraging emerging technologies and tools to enhance our project delivery capabilities and efficiency. By using cloud-native applications developed in-house, we are able to quickly identify the client’s issues, and capture and analyze aggregate and non-identifiable data from clients without the need to set up expensive hardware. This approach allow us to expand our technological capabilities, improve efficiency of project delivery, and enhance our solutions offerings, which in turn drive new revenue opportunities and strengthen our core competencies.

Competition

The IT solutions market in Hong Kong is highly competitive, with significant growth expected due to the increasing adoption of digital transformation technologies across industries. Key drivers include the rising demand for cloud-based services, the shift towards IT as a service models, and the growing reliance on big data, AI, and IoT to optimize business operations. Major competitors in this market include large global players such as Accenture, Alphabet, and Deloitte, as well as local companies like Innopage Limited and UDomain Web Hosting Company Limited. These companies may employ strategies such as strategic alliances, acquisitions, and service expansions to enhance their market presence. Despite the strong growth prospects, challenges such as data privacy concerns and the shortage of skilled IT professionals remain, requiring companies to adapt and innovate to maintain their competitive edge.

Intellectual Property

We regard our copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on copyright, trademark and patent law in Hong Kong, as well as confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary rights.

We registered the domain names of “https://boxasone.com/” and “https://www.boxasone.net”.

Corporation Information

We were incorporated in the BVI on December 2, 2024. Our registered office in the BVI is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, BVI. Our administrative office is located at Unit A4, 5/F, Tsing Yi Industrial Centre Phase 1, Nos. 1-33 Cheung Tat Road, Tsing Yi, New Territories, Hong Kong. Our telephone number is +852 3955 2301. The information contained on our website (https://boxasone.com/) does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global, Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

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Employees

As of the date of this prospectus, we have 5 full-time employees, all based in Hong Kong. The number of our employees classified by function was as follows:

Management	2
Business Development	1
Software Engineer	1
Finance & Administration	1
Total:	5

All our employees are local and they are not covered by collective bargaining agreements. We offer competitive salaries, discretionary performance-based bonuses and a defined contribution to a MPF scheme to our employees. We have complied with the statutory minimum wage requirement provided under the Minimum Wage Ordinance for the fiscal years ended March 31, 2025 and 2024 and consider our labor practices and employee relations to be good.

Facilities

Our principal executive office is located at Unit A4, 5/F, Tsing Yi Industrial Centre Phase 1, Nos. 1-33 Cheung Tat Road, Tsing Yi, New Territories, Hong Kong, with an aggregate of 2,239 square feet. The duration of this lease is for two years and four months, from December 1, 2024 until March 31, 2027.

For the year ended March 31, 2024, the Company used the office of Global Engine Limited, a company controlled by Mr. Lee, which is located at Unit C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong. Global Engine Limited did not charge the Company any rental expenses.

We believe our facilities are sufficient for our business operations.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Governmental Regulations

Our operations are subject to numerous laws of Hong Kong and regulations in a number of areas including, but not limited to, areas of labor and employment, immigration, advertising, e-commerce, tax, import and export requirements, data privacy requirements, anti-competition, and environmental, health, and safety. We have implemented policies and procedures designed to help comply with applicable laws and regulations. We strive to stay up to date on any new laws or regulations that affect the Company or our customers in order to provide custom IT solutions that comply with such laws and regulations.

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REGULATORY ENVIRONMENT AND THE LAWS AND REGULATIONS OF HONG KONG

The following sets forth a summary of the material laws and regulations relating to our group’s business operations in Hong Kong.

This section summarizes the major aspects of the principal laws, rules and regulations that are directly relevant and material to our operations in Hong Kong.

HONG KONG REGULATORY OVERVIEW

We only have office and operations in Hong Kong. Based on the advice from our Hong Kong Legal Advisers and the representations of our Company, BoxAO had obtained all material requisite licenses, approvals and permits from the relevant governmental authorities in Hong Kong for our business operations in Hong Kong during the Track Record Period and up to the date of this prospectus.

This section sets forth a summary of the general Hong Kong laws and regulations applicable to our group’s business in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration. We held a valid business registration certificate under the Business Registration Ordinance throughout the Track Record Period and as at the date of this prospectus.

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) is an ordinance for the purposes of imposing taxes on property, earnings and profits in Hong Kong. The Inland Revenue Ordinance provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are chargeable to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business.

As at the date of this prospectus, the standard profits tax rate for corporations is at 16.5%. The Inland Revenue Ordinance also contains provisions relating to, among others, permissible reductions for outgoings and expenses, set-offs for losses and allowances for depreciation. We as a company carrying out business in Hong Kong is subject to the profits tax regime under the Inland Revenue Ordinance.

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance provides for, among other things, the protection of the wages of employees, to regulate general conditions of employment, and for matters connected therewith. Under section 25 of the Employment Ordinance, where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Any employer who willfully and without reasonable excuse contravenes section 25 of the Employment Ordinance commits an offence and is liable to a fine up to HK$350,000 and imprisonment up to three years. Further, under section 25A of the Employment Ordinance, if any wages or any sum referred to in section 25(2)(a) are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who willfully and without reasonable excuse contravenes section 25A of the Employment Ordinance commits an offence and is liable on conviction to a fine up to HK$10,000.

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The MPF schemes are defined contribution retirement schemes managed by authorized independent trustees. The Mandatory Provident Fund Schemes Ordinance provides that an employer shall participate in an MPF scheme and make contributions for its employees aged between 18 and 65. Under the MPF scheme, an employer and its employee are both required to contribute 5% of the employee’s monthly relevant income as mandatory contribution for and in respect of the employee, subject to the minimum and maximum relevant income levels for contribution purposes. The maximum level of relevant income for contribution purposes is currently HK$30,000 per month or HK$360,000 per year.

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Unless an employee is exempted from making MPF contributions under the MPFSO, an employer is required to enroll a new employee within the first 60 days of his/her employment. Both regular and casual employees (including part-time employees, who are employed for a period of 60 days or more) should be enrolled in the employer’s selected MPF scheme(s). For casual employees in the catering services industry who are not enrolled in the employer’s selected MPF scheme, an employer is required to enroll them within the first ten days of their employment.

An employer will commit an offence if it fails to enroll its employees in the selected MPF scheme by the specified statutory deadline, and the employer may be subject to a maximum penalty of HK$350,000 and imprisonment for three years, and to daily penalty of HK$500 for continuing offences. If an employer does not pay contributions or fails to pay contributions on time MPF Authority may file civil actions to recover contributions in arrears, and also initiate criminal prosecution against non-complying employers. Upon conviction, offenders are liable to a maximum penalty of HK$450,000 and imprisonment for four years, and an extra daily fine of up to HK$700. If the employer fails to comply with a court order to pay the contributions in arrears or the surcharge within 14 days of a payment deadline, the offender is liable to a maximum penalty of HK$350,000 and imprisonment for three years upon conviction, and an extra daily fine of up to HK$500. A further financial penalty of $5,000 or 10% of the defaulting amount, whichever is greater, is payable by the offender.

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries sustained by or death of the employees caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases suffered by the employees.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction to a fine of HK$100,000 and imprisonment for two years.

According to section 48 of the Employees’ Compensation Ordinance, an employer shall not, without the consent of the Commissioner for Labour, terminate, or give notice to terminate, the contract of service of an employee (who has suffered incapacity or temporary incapacity in circumstances which entitle him to compensation under the Employees’ Compensation Ordinance) before occurrence of certain events. Any person who breaches this provision is liable on conviction for a fine up to HK$100,000.

The Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance, which came into effect on 1 May 2011, provides a statutory minimum wage for employees in Hong Kong. In essence, wages payable to an employee in respect of any wage period, when averaged over the total number of hours worked in the wage period, should be no less than the statutory minimum wage. With effect from 1 May 2013, the Minimum Wage Ordinance provided for a prescribed minimum hourly wage rate at HK$30.0 per hour for every employee employed under the Employment Ordinance. With effect from 1 May 2017, the statutory minimum wage increased to HK$34.5 per hour. With effect from 1 May 2019, the statutory minimum wage was further increased to HK$37.5 per hour. With effect from 1 May 2023, the statutory minimum wage increased to HK$40.0 per hour. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employees by the Minimum Wage Ordinance is void.

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The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of a premises to take reasonable care of the premises in all circumstances so that a visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable maintain the safety and health in their workplaces by:

(i)	providing and maintaining plant and work systems that are safe and without risks to health;
(ii)	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
(iii)	providing all necessary information, instruction, training, and supervision for ensuring safety and health;
(iv)	providing and maintaining safe access to and egress from the workplaces; and
(v)	providing and maintaining a working environment that is safe and without risks to health.

Failure to comply with the above provisions constitutes an offence and the employer is liable on conviction to a fine up to HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine up to HK$200,000 and imprisonment up to six months.

The Commissioner for Labour may also issue improvement notices against non-compliance of the Occupational Safety and Health Ordinance or suspension notices against activity at a workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a fine of HK$200,000 and HK$500,000, respectively, and imprisonment up to one year.

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

The Inland Revenue Ordinance imposes taxes on property, earnings and profits in Hong Kong. Pursuant to section 14(1) of the Inland Revenue Ordinance, profits tax shall be charged for each year of assessment on every person carrying on a trade, profession or business in Hong Kong in respect of his/her/its assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business (excluding profits arising from the sale of capital assets). Section 51C of the Inland Revenue Ordinance requires every person carrying on a trade, profession or business in Hong Kong to keep sufficient records of his/her/its income and expenditure and to retain such records for a period of not less than seven years. Failure to comply with section 51C of the Inland Revenue Ordinance without reasonable excuse may be liable to a maximum fine of $100,000.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

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Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Further, under the subsidiary legislation of the Inland Revenue Ordinance, Chapter 112AY of the Laws of Hong Kong, in August 2006, Hong Kong and Mainland China has entered into comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). For instance, the latest fifth protocol entered in July 2019, under the subsidiary legislation, Chapter 112DH of the Laws of Hong Kong, the Comprehensive Double Taxation Arrangement widens the coverage of tax relief to qualified Hong Kong and Mainland China teachers and researchers.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong)

Products sold in Hong Kong are subject to the Trade Descriptions Ordinance. The Trade Descriptions Ordinance was amended in July 2013 to expand the scope of certain provisions, including the prohibition of false trade description in respect of goods and services in the course of trade, prohibition on certain unfair trade practices and the introduction of a civil, compliance-based enforcement mechanism.

Section 2 of the Trade Descriptions Ordinance provides that a trade description (including fitness for purpose, performance and manufacturing details) which is false to a material degree; or though not false, is misleading, that is to say, likely to be taken for a trade description of a kind that would be false to a material degree, would be regarded as false trade description.

Section 7 of the Trade Descriptions Ordinance provides that it is an offence for any person, in the course of his trade or business, to apply a false trade description to any goods; or supply or offer to supply any goods to which a false trade description is applied. It is also an offence for any person to have in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied.

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To amount to a false trade description, the falsity of the trade descriptions has to be to a material degree. Trivial errors or discrepancies in trade descriptions would not constitute an offence. What constitutes a material degree will vary with the facts.

Sections 13E, 13F, 13G, 13H and 13I provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offense.

Contravention of the prohibitions in the Trade Descriptions Ordinance is an offence, with a fine up to HK$500,000 and imprisonment up to five years. However, the Trade Descriptions Ordinance also empowers regulators with the ability to accept (and publish) written undertakings from businesses and individuals not to continue, repeat or engage in unfair trade practices in return of which regulators will not commence or continue investigations or proceedings relating to that matter. Regulators will also be empowered to seek an injunction against businesses and persons engaging in unfair trade practices or who have breached their undertakings.

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits conduct that prevents, restricts or distorts competition in Hong Kong, prohibits mergers that substantially lessen competition in Hong Kong, and provides for incidental and connected matters.

The Competition Ordinance includes the First Conduct Rule, which states that an undertaking shall not make or give effect to an agreement, engage in a concerted practice, or, as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong, and the Second Conduct Rule, which prohibits anti-competitive conduct by a party with substantial market power; and the Merger Rule, which states that an undertaking must not carry out a merger that has or is likely to have, the effect of substantially lessening competition in Hong Kong.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that a contravention of the First Conduct Rule has occurred; and the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice (a “warning notice”) to the undertaking.

However, under section 67 of the Competition Ordinance, where a contravention of the First Conduct Rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of a Second Conduct Rule has occurred, the Competition Commission may, instead of bringing proceedings in the Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, Offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice. “Serious anti-competitive conduct” means any conduct that consists of any of the following or any combination of the following — (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; or (d) bid-rigging.

In the event of a breach of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to person who has suffered loss or damage.

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Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;
●	Principle 2 — accuracy and duration of retention of personal data;
●	Principle 3 — use of personal data;
●	Principle 4 — security of personal data;
●	Principle 5 — information to be generally available; and
●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key employees:

Name	Age	Title

Mr. Lee Yat Lung Andrew	56	Chairman, Executive Director and acting Principal Financial Officer and Accounting Officer

Mr. Chan Chun Ying	61	Chief Executive Officer and Executive Director

Ms. Au-Yeung Pui Yee	40	Chief Financial Officer Nominee

Mr. Sin Chi Keung Mega	61	Chief Technical Officer

Mr. Butt Ka Cheuk	40	Independent Director Nominee and Chairman of the Audit Committee

Mr. Pang Kwok Cheong	50	Independent Director Nominee and Chairman of the Compensation Committee

Mr. Chiu Tak Ming	63	Independent Director Nominee and Chairman of the Nomination Committee

Each independent director nominee will be appointed effective on the Company’s Class A Ordinary Shares being listed on the Nasdaq Capital Market.

Directors and Executive Officers

Mr. Lee Yat Lung Andrew

Mr. Lee, aged 56, is the founder of the Company and currently serves as the Chairman and executive director of the Company. Mr. Lee currently serves as the acting Principal Officer and Accounting Officer and will continue serving in such capacity until the Company appoints a Chief Financial Officer upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Lee has over 25 years of experience in the information and communication technologies industry and also has extensive experience in sales, marketing, business development, project management, and merger and acquisition activities. Currently, Mr. Lee is the Chairman of the Board of Directors and Chief Executive Officer of Global Engine Group Holding Limited (NASDAQ:GLE). From September 2015 to March 2018, Mr. Lee worked at 21Vianet Group Inc. (NASDAQ:VNET) in the role of managing director. From October 2002 to March 2014, Mr. Lee worked at Hutchison Telecommunications Hong Kong Holdings Limited (a company listed on the Hong Kong Stock Exchange with stock code 0215), serving in various positions with his last position being commercial director. Mr. Lee obtained his Master of Business Administration from the University of Surrey in October 1998.

Mr. Chan Chun Ying

Mr. C Y Chan, aged 61, is a co-founder of the Company and has served as Chief Executive Officer of BoxAO since May 2018. Mr. C Y Chan has been the director of Logic Network Limited since June 2011. Mr. C Y Chan has over 35 years of experience in the information and communication technologies industry. From July 2015 to April 2018, Mr. C Y Chan served as technical director of 21Vianet Group Inc. (a company listed on NASDAQ with stock symbol ‘VNET’). From February 2014 to July 2015, Mr. C Y Chan served as chief technology officer of Litegrid Networks Limited. From May 2008 to May 2011, Mr. C Y Chan served as director, BD, Carrier Services and Regulatory for New World Telecommunications Limited. From September 2005 to May 2008, Mr. C Y Chan was employed as market segment manager of Agilent Technologies Inc. (a company listed on NYSE with stock symbol ‘A’). From February 2002 to August 2005, Mr. C Y Chan became the chief operating officer of GIN International Limited. From December 1999 to January 2002, Mr. C Y Chan served as regional director of Level 3 Asia Limited. From May 1996 to December 1999, Mr. C Y Chan served as director of operations of Arthur D. Little. From August 1987 to May 1996, Mr. C Y Chan worked at several corporations including New World Telecommunications Limited, New World Telephone Limited and PCCW Limited. Mr. C Y Chan obtained his Bachelor of Engineering (Hon.) in Electronic Engineering in the Hong Kong Polytechnic University in 1987 and graduated from University of Hong Kong with a Master of Business Administration in 1995.

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Ms. Au-Yeung Pui Yee

Ms. Au-Yeung, aged 40, is a co-founder of the Company and will be Chief Financial Officer of the Company immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Au-Yeung has over 15 years of experience in professional auditing, corporate accounting and financial management. From September 2017 to May 2025, Ms. Au-Yeung served as the senior accountant of Caltex South China Investments Limited, a joint venture of Chevron Corporation (a company listed on the NYSE with stock symbol ‘CVX’). From April 2014 to April 2017, Ms. Au-Yeung served as assistant finance and accounting manager of Stone Group Holdings Limited. From July 2013 to February 2014, Ms. Au-Yeung served as assistant finance manager of Haohai Industry (Group) Limited. From January 2009 to December 2012, Ms. Au-Yeung worked at Deloitte Touche Tohmatsu in real estate services, with her last position being an audit senior. Ms. Au-Yeung obtained a Bachelor of Business Administration in Accountancy degree from the City University of Hong Kong in 2009. Ms. Au-Yeung was admitted as a certified public accountant of the Hong Kong Institute of Certified Public Accountants in May 2012.

Mr. Sin Chi Keung Mega

Mr. Sin, aged 61, is a co-founder of the Company and has served as Chief Technical Officer of BoxAO since June 2023. Mr. Sin has over 29 years of experience in the information technology industry. From August 2009 to September 2024, Mr. Sin served as general manager of MultiMedia Global Limited. From January 2006 to January 2008, Mr. Sin served as executive director of Smart Rich Energy Finance (Holdings) Ltd. (a company then listed on the Hong Kong Stock Exchange with stock code 1051). From January 2007 to December 2007, Mr. Sin served as vice president of Green Apple Media. From October 2001 to December 2001, Mr. Sin served as operation director of iLink Limited (a company listed on the Hong Kong Stock Exchange GEM Board with stock code 8107). From January 2001 to November 2001, Mr. Sin was the vice president of business development of DotCom Pacific. From January 2000 to December 2000, Mr. Sin served as chief operating officer of uBuyiBuy.com. From January 1999 to August 1999, Mr. Sin served as sales manager of HK Cable Television Ltd. From October 1995 to December 1998, Mr. Sin was employed as retail sales manager in HK Star Internet Limited Mr. Sin obtained a bachelor’s degree in business from La Trobe University, Bendigo, Australia in 1998.

Independent Directors:

Mr. Butt Ka Cheuk

Mr. Butt, aged 40, will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. Mr. Butt will serve as chairman of the audit committee and as a member of the compensation committee and nomination committee. Since June 2021, Mr. Butt served as the senior financial manager of Y.T. Realty Group Limited (a company listed on the Hong Kong Stock Exchange with stock code 0075). From May 2017 to June 2021, Mr. Butt was the financial manager of Shandong Hi-Speed New Energy Group (a company listed on the Hong Kong Stock Exchange with stock code 1250 and formerly known as Beijing Enterprises Clean Energy Group Limited). From September 2008 to October 2016, Mr. Butt was an audit manager in assurance and advisory business services at Ernst and Young. Mr. Butt obtained a Bachelor of Business Administration in accountancy from the Hong Kong Polytechnic University in 2008. Mr. Butt was admitted as a Certified Public Accountant and Certified Public Accountant (Practising) of the Hong Kong Institute of Certified Public Accountants in January 2013 and December 2017, respectively.

Mr. Pang Kwok Cheong

Mr. Pang, aged 50, will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. Mr. Pang will serve as chairman of the compensation committee and as a member of the audit committee and nomination committee.

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Mr. Pang is a qualified solicitor in Hong Kong, England and Wales and has over 15 years of experience as a solicitor, legal adviser and general counsel. Since 2019, Mr. Pang was a consultant at Raymond Siu & Lawyers where he provides legal advice on commercial and corporate governance, corporate finance and private investment funds. From 2016 to 2017, Mr. Pang was the managing director of King International Financial Holdings Limited, where his role focused on asset and wealth management and securities, futures and commodities. From 2015 to 2017, Mr. Pang was the group general counsel and company secretary of Aceso Life Science Group Limited (a company listed on the Hong Kong Stock Exchange with stock code 474), where he advised on compliance matters such as corporate acquisitions and SFC licensing applications. From 2012 to 2015, Mr. Pang was a group legal adviser of HKT Limited and HKT Trust, where he liaised with senior management to implement corporate directives. From 2007 to 2010, Mr. Pang was a solicitor at Goodwin Procter LLP and Mayer Brown LLP, where his work included initial public offerings, mergers and acquisitions and private equity. Mr. Pang obtained a Postgraduate Certificate of Laws in 2005 and a Master of Laws in 2004 from the University of Hong Kong, a Bachelor of Laws from Tsinghua University in 2003 and a Master of Real Estate and Construction from the University of Hong Kong in 2000.

Mr. Chiu Tak Ming

Mr. Chiu, aged 63, will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. Mr. Chiu will serve as chairman of the nomination committee and as a member of the audit committee and compensation committee. From July 2017 to July 2021, Mr. Chiu served as the vice president of Towngas Telecommunications Company Limited. From February 2017 to June 2017, Mr. Chiu was the chief technical officer of Village Telephone Limited. From June 2008 to January 2017, Mr. Chiu served as the general manager of HKBN Ltd (a company listed on the Hong Kong Stock Exchange with stock code 1310). From August 2002 to May 2008 and July 1996 to July 2000, Mr. Chiu respectively served as an associate director and senior manager of New World PCS Limited. From August 2000 to July 2002, Mr. Chiu was a director of Level 3 Company Limited. Mr. Chiu obtained a Diploma of Alternative Energy Technology from the Northern Alberta Institute of Technology, Canada in 2024, and a Bachelor of Electrical Engineering from the University of Alberta in 1987.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Committees of the Board of Directors

Our board of directors will establish an audit committee, a compensation committee and a nomination committee effective upon the Registration Statement of which this prospectus forms a part becoming effective, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the Registration Statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our Company and the board of directors. Upon the effectiveness of the Registration Statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq and SEC rules and regulations. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at https://boxasone.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Butt, Mr. Pang and Mr. Chiu will serve on the audit committee, which will be chaired by Mr. Butt. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq. Our board of directors has designated Mr. Butt as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Pang, Mr. Chiu and Mr. Butt will serve on the compensation committee, which will be chaired by Mr. Pang. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable the Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Mr. Chiu, Mr. Butt and Mr. Pang and will serve on the nomination committee, which will be chaired by Mr. Chiu. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable the Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to maintain that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (including, but not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Controlled Company

Upon the completion of this Offering, Ever Topmax will beneficially own 7,013,300 of our total issued and outstanding Class A Ordinary Shares (assuming the Over-Allotment Option is not exercised). In addition, Ever Topmax will beneficially own 1,402,660 Class B Ordinary Shares, representing 100% of the total issued Class B Ordinary Shares. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because Ever Topmax will control more than 50% of the voting power for the election of directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

We currently do not intend to rely on any of the exemptions although we may elect to rely on one or more of the exemptions in the future.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable Nasdaq corporate governance standards. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the BVI corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow BVI corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules.

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Code of Conduct and Code of Ethics

Prior to the effectiveness of the Registration Statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the Registration Statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://boxasone.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and Nasdaq corporate governance rules.

Compensation of Directors, Executive Officers and Key Employees

For the years ended March 31, 2025 and 2024, we paid an aggregate of approximately US$79,628 and US$91,236 respectively, in cash to our directors and officers as a group.

Independent Directors’ Agreements

Each of our Independent Director Nominees will enter into a director’s agreement with the Company effective upon the effectiveness of the Registration Statement. The terms and conditions of the directors’ agreements are similar in all material aspects. Each independent director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the independent directors’ agreements, the initial monthly director fees that will be payable to our independent directors are HK$[●] to [●], HK$[●] to [●] and HK$[●] to [●]. Such director fees are payable in cash on a monthly basis.

In addition, our independent directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Agreements

We have entered into employment agreements with Mr. Lee, Mr. C Y Chan and Mr. Sin, which were effective from September 1, 2018, September 1, 2018 and June 1, 2023, respectively.

2025 Equity Incentive Plan

On [●], subject to the completion of this Offering, our current shareholders and Board adopted the 2025 BAO Holding Limited Equity Incentive Plan (the “2025 Equity Incentive Plan”), to motivate attract and retain the best available personnel, provide additional incentives to staff and directors and promote the success of our business. Under the 2025 Equity Incentive Plan, the maximum aggregate number of Class A Ordinary Shares which may be issued pursuant to all awards under such plan is [●], which constitutes [●]% of the total issued and outstanding Class A Ordinary Shares of our Company on a fully-diluted basis as of the date of adoption. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2025 Equity Incentive Plan. Any Class A Ordinary Shares covered by an award granted under the 2025 Equity Incentive Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares that may be issued under the 2025 Equity Incentive Plan. As of the date of this prospectus, we have not granted any awards under the 2025 Equity Incentive Plan.

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The following paragraphs summarize the principal terms of the 2025 Equity Incentive Plan.

Types of awards.

The 2025 Equity Incentive Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by our Board or the compensation committee.

Plan administration.

Our Board or the compensation committee administers the 2025 Equity Incentive Plan. Our Board or the compensation committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award agreement.

Awards granted under the 2025 Equity Incentive Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility.

We may grant awards to our staff and directors.

Vesting schedule.

In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards.

The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the Class A Ordinary Shares. The exercise price will be no less than the fair market value on the grant date. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transfer restrictions.

Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions, such as transfers to our company or a subsidiary of ours, transfers to the immediate family members of the participant by gift, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the plan administrator or our executive officer or director authorized by the plan administrator, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the plan administrator, pursuant to such conditions and procedures as the plan administrator may establish.

Termination and amendment.

Unless terminated earlier, the 2025 Equity Incentive Plan has a term of 10 years. Our Board may terminate, amend or modify the plan, subject to the limitations of applicable laws. However, no such action may adversely affect in any material way any award previously granted without prior written consent of the participant.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers, to be effective upon the Registration Statement of which this prospectus forms a part becoming effective. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock as of March 31, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and independent directors; and

●	all of our current executive officers, directors and independent directors as a group.

Applicable ownership percentages are based on 16,452,660 of our Company’s Ordinary Shares issued and outstanding as of the date of this prospectus, and, with respect to the percentage ownership after this Offering (assuming the Over-Allotment Option is not exercised).

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person and entity listed on the table is Unit A4, 5/F, Tsing Yi Industrial Centre Phase 1, Nos. 1-33 Cheung Tat Road, Tsing Yi, New Territories, Hong Kong.

	Ordinary Shares beneficially owned prior to this offering(1)				Ordinary Shares beneficially owned after this offering(1)
	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A and Class B Ordinary Shares)	Percentage of total voting power prior to this offering	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A and Class B Ordinary Shares)	Percentage of total voting power after this offering†
Directors and Executive Officers*
Mr. Lee(2)	7,013,300	1,402,660	51.15%	63.57%	7,013,300	1,402,660	46.88%	59.53%
Mr. C Y Chan	2,648,800	-	16.10%	12.01%	2,648,800	-	14.75%	11.24%
Ms. Au-Yeung	2,423,050	-	14.73%	10.98%	2,423,050	-	13.50%	10.28%
Mr. Sin(3)	752,500	-	4.57%	3.41%	752,500	-	4.19%	3.19%
Independent Directors
Mr. Butt	-	-	-	-	-	-	-	-
Mr. Pang	-	-	-	-	-	-	-	-
Mr. Chiu	-	-	-	-	-	-	-	-
All Directors, Executive Officers and independent directors as a Group	12,837,650	1,402,660	86.55%	89.97%	12,837,650	1,402,660	79.32%	84.24%
Principal Shareholders:
Ever Topmax Limited	7,013,300	1,402,660	51.15%	63.57%	7,013,300	1,402,660	46.88%	59.53%
Mr. C Y Chan	2,648,800	-	16.10%	12.01%	2,648,800	-	14.75%	11.24%
Ms. Au-Yeung	2,423,050	-	14.73%	10.98%	2,423,050	-	13.50%	10.28%
Supreme Encounter Limited	752,500	-	4.57%	3.41%	752,500	-	4.19%	3.19%

(1)	The number of our Class A Ordinary Shares to be outstanding after this Offering is based on 15,050,000 Class A Ordinary Shares outstanding as of the date of this prospectus and assumes the Over-Allotment Option is not exercised.
(2)	Represents 7,013,300 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares held of record by Ever Topmax Limited, a British Virgin Islands company wholly owned by Mr. Lee.
(3)	Represents 752,500 Class A Ordinary Shares held of record by Supreme Encounter Limited, a British Virgin Islands company wholly owned by Mr. Sin.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the three financial years ended March 31, 2025, 2024, and 2023, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

For the year ended March 31, 2025, the Company did not have any related party transactions.

Mr. Lee is the sole director and controlling shareholder of Global Engine Limited (“GEL”).

For the year ended March 31, 2024, the Company received services from GEL and is reflected in cost of revenue amounting to HK$250,000. For the year ended March 31. 2023, the Company did not receive or provide any services to or from GEL.

During the year ended March 31, 2023, the Company received HK$220,000 for the provision of human resource services fee to GEL for the period from April 1, 2022 to March 31, 2023.

(a)	Balances with related parties

Amount due from related parties

Name of			As of March 31,
related parties	Relationship	Nature of transactions	2025	2024	2023
			HKD	HKD	HKD
GEL	Mr. Lee is a sole director and controlling shareholder	The Company provides management services (human resources and consultation) to GEL. BAO is also reimbursed for certain expenses, including insurance and office expense	$2,709	$167	$8,505

Amount due to a director

Name of		Nature of	As of March 31,
related parties	Relationship	transactions	2025	2024	2023
			HKD	HKD	HKD
Mr. Lee	Mr. Lee is a director and controlling shareholder of the Company	Mr. Lee provided funds to support the operations of BAO from time to time	$1,109,946	$507,298	$1,014,021

(b)	Key management personnel compensation

	For the years ended March 31,
	2025	2024	2023
	HKD	HKD	HKD
Short-term employee benefits	$619,500	$714,000	$504,000

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DESCRIPTION OF SHARES AND CERTAIN BVI COMPANY CONSIDERATIONS

We are a BVI business company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the BVI Act.

As of the date of this prospectus, we are authorised to issue up to a maximum of 1,000,000,000 shares with a par value of US$0.0001 each comprising (i) 900,000,000 Class A Ordinary Shares; and (b) 100,000,000 Class B Ordinary Shares. As of the date of this prospectus, 15,050,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 15,050,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

The following are summaries of the material provisions of our Memorandum and Articles that will be in force immediately prior to the completion of this offering and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

The following description of our Ordinary Shares and provisions of our Memorandum and Articles are summaries and are qualified by reference to the Memorandum and the Articles of association that will be in effect immediately prior to the completion of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares. Immediately after the completion of this offering, we will have 16,550,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares issued and outstanding, assuming no exercise of their over-allotment option by the underwriters.

Holders of our Class A Ordinary shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. The Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights (except as to voting and conversion) and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by a holder thereof to any person or entity which is neither ultimately controlled by Ever Topmax (the “Founder”) nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. Upon any sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by the Founder nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Articles) of such another holder, all Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

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Listing

We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BAO” provided that we pay the balance of our entry fee and show that we will have 300 round-lot shareholders prior to our first day of trading. We cannot guarantee that we will be successful in listing the Class A Ordinary Shares; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafeyette Place, Woodmere, New York 11593.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called general meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and five votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval.

Qualification

There is currently no shareholding qualification for directors.

Meetings

We must provide not less than seven days’ notice of all meetings of shareholders to those persons whose names appear as shareholders in the register of members on the date of the notice is given and are entitled to vote at the meeting. Our board of directors shall call a meeting of the shareholders upon the written request of shareholders holding at least 30% of voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver on his part.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the board of directors may determine, and if shareholders representing not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board of directors is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

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A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

There are no provisions in the Articles of Association relating to rights of minority shareholders in relation to fraud or oppression. However, certain remedies are available to shareholders of the Company under the BVI law as summarised below.

The BVI Companies Act contains various mechanism to protect minority shareholders, including:

(i) Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Companies Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Companies Act or the company’s memorandum and articles of association;

(ii) Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to:

(aa) bring proceedings in the name and on behalf of that company; or

(bb) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; and

(iii) Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders:

(aa) in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares;

(bb) requiring the company or any other person to pay compensation to the member;

(cc) regulating the future conduct of the company’s affairs;

(dd) amending the memorandum or articles of association of the company;

(ee) appointing a receiver of the company;

(ff) appointing a liquidator of the company under section 159(1) of the Insolvency Act;

(gg) directing the rectification of the records of the company; and

(hh) setting aside any decision made or action taken by the company or its directors in breach of the BVI Companies Act or the company’s memorandum and articles of association.

(iv) Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order:

(aa) as to the control and conduct of the proceedings;

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(bb) as to the costs of the proceedings; and

(cc) directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Companies Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(ii) a consolidation, if the company is a constituent company;

(iii) any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

(aa) a disposition pursuant to an order of the court having jurisdiction in the matter;

(bb) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or

(cc) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(iv) a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Companies Act; and

(v) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our Memorandum and Articles.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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A BVI company may enter into voluntary liquidation under the BVI Companies Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Purchase or redemption of Ordinary Shares

Subject to the provisions of the BVI Act, the board of directors may purchase, redeem or otherwise acquire and hold its own shares on such terms and in such manner as may be determined by our Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modification of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

● amend our Memorandum and Articles to increase or decrease the maximum number of shares we are authorized to issue;

● subject to our Memorandum and Articles, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

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● subject to our Memorandum and Articles, consolidate our authorized and issued shares into a smaller number of shares than our existing number of shares.

Untraceable shareholders

Our Memorandum and Articles contain no provision entitling us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Members of the general public, on a payment of a nominal fee, can inspect the public records of a company available at the office of the BVI Registrar of Corporate Affairs (the “Registrar”) which will include, inter alia, the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and the records of licence fees paid to date.

A director of a BVI company may, on giving reasonable notice, inspect (and make copies of) the documents and records of a BVI company without charge and at a reasonable time specified by the director.

A member of a BVI company may, on giving written notice to a BVI company, inspect the company’s memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member.

Subject to any provision to the contrary in the company’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. The directors shall, as soon as reasonably practicable, notify a member of any exercise of such powers. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company shall keep minutes of all meetings of directors, members, committees of directors and committees of members and copies of all resolutions consented to by directors, members, committees of directors and committees of members. The books, records and minutes required by the BVI Companies Act shall be kept at the office of the BVI registered agent of the company or at such other place as the directors determine. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares, to the extent available, from time to time as our board of directors shall determine.

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Certain BVI Company Considerations

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. One or more BVI companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the BVI, if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the BVI are incorporated. In respect of such a merger or consolidation a BVI company is required to comply with the provisions of the BVI Act and a company incorporated outside the BVI is required to comply with the laws of its jurisdiction of incorporation.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

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A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

The BVI Act provides for remedies which may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the BVI courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ fiduciary duties

BVI law provides that every director of a BVI company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or the memorandum association or articles of association of the company.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Our Memorandum and Articles provide that shareholders may approve corporate matters by way of a resolution approved at a duly constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the resolution; or a resolution consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Article provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

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Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Our Articles provides that a director may be removed from office by a resolution of shareholders or by resolution of directors. A resolution for the removal of a director may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. Although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that transactions by the Company must be entered into bona fide in the best interests of the company and not with the effect of oppressing or constituting a fraud on the minority shareholders.

Dissolution; Winding Up

As permitted by BVI law and our Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and value of the Company’s assets equals or exceeds its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

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To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

Amendment of governing documents

As permitted by BVI law, our Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Our Company was incorporated in the BVI on December 2, 2024 under the Companies Act as a business company with limited liability. We are authorized to issue a maximum of 1,000,000,000 shares, par value of US$0.0001 each, comprising of (i) 900,000,000 Class A Ordinary Shares, par value of US$0.0001 each, and (ii) 100,000,000 Class B Ordinary Shares, par value of US$0.0001 each. Following incorporation, one Class A Ordinary Share was transferred to Ever Topmax for cash at par. On December 17, 2024, Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge were allotted and issued 46,598; 17,600; 16,100; 5,000; 4,900; 4,900 and 4,900 Class A Ordinary Shares for US$4,660, US$1,760, US$1,610, US$500, US$0.49, US$0.49 and US$0.49 respectively. On December 17, 2024, we allotted and issued 9,320 Class B Ordinary Shares to Ever Topmax for US$932. On January 17, 2025, we allotted and issued one Class A Ordinary Share to Ever Topmax credited as fully paid in consideration of its transfer of the entire issued share capital of BoxAO to us.

On September 2, 2025, each of our existing Shareholders, namely Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge subscribed for, and were allotted and issued fully paid of par 6,966,700 Class A Ordinary Shares, 2,631,200 Class A Ordinary Shares, 2,406,950 Class A Ordinary Shares, 747,500 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, respectively, for cash at par. Also on September 2, 2025, Ever Topmax subscribed for 1,393,340 Class B Ordinary Shares for cash at par.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 16,550,000 Class A Ordinary Shares and 1,402,660 Class B Ordinary Shares issued and outstanding (assuming the Over-Allotment Option is not exercised).

All of the Class A Ordinary Shares sold in this Offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our ordinary shares outstanding immediately prior to the completion of this Offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public Offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our ordinary shares acquired in this Offering by our affiliates.

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Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares. Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Class A Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days following the closing of the Offering, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Class A Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Class A Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the Offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders has also entered into a similar lock-up agreement with the underwriter for a period of 180 days following the closing of the Offering, subject to certain exceptions, with respect to our Class A Ordinary Shares, and securities that are substantially similar to our Class A Ordinary Shares.

We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding ordinary shares, which will equal approximately 165,500 Class A Ordinary Shares immediately following this offering, or 167,750 Class A Ordinary Shares if the underwriters exercise their option in full to purchase additional Class A Ordinary Shares; or

●	the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain BVI, Hong Kong and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the BVI, Hong Kong and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Ordinary Shares. To the extent that this discussion relates to matters of BVI tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to BVI law. To the extent that this discussion relates to matters of Hong Kong tax law, it is the opinion of Robertsons, our counsel as to Hong Kong law.

BVI Tax Considerations

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

Hong Kong Tax Considerations

The following brief description of HK laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy” on page 44.

Profits tax

No tax is imposed in HK in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Class A Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in HK where such gains are derived from or arise in HK from such trade, profession or business will be chargeable to HK profit tax. Liability for HK profits tax would therefore arise in respect of trading gains from the sale of Class A Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in HK where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in HK. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, HK does not impose withholding tax on gains derived from the sale of stock in HK companies and does not impose withholding tax on dividends paid outside of HK by HK companies. Accordingly, investors will not be subject to HK withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between HK and the United States.

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Stamp duty

HK stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “stocks” refers to shares in companies incorporated in HK, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Class A Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Class A Ordinary Shares are not required to be registered in HK given that the books for the transfer of Class A Ordinary Shares are located in the United States. The transfer of Class A Ordinary Shares is therefore not subject to stamp duty in HK. If HK stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.13% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire our Class A Ordinary Shares in this Offering and hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

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Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Hong Kong dollars or another currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this Offering) and the expected market price of our Class A Ordinary Shares following this Offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non- United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

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If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a business company incorporated with limited liability under the laws of the BVI. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, investor may not have standing to sue BVI companies before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

BVI

Enforcement of Judgments

A final and conclusive judgment in the superior courts England and Wales or those countries listed in the BVI Reciprocal Enforcement of Judgments Act (Cap. 65) (or, where applicable, the Foreign Judgments (Reciprocal Enforcement) Act (Cap. 27)) against the Company under which a sum of money is payable (not being in respect of multiple damages, or a fine, penalty, tax or other charge of similar nature) would, on registration in accordance with the provisions of the BVI Reciprocal Enforcement of Judgments Act (Cap. 65) (or, where applicable, the Foreign Judgments (Reciprocal Enforcement) Act (Cap. 27)), be enforceable in the High Court of the British Virgin Islands against the Company without the necessity of any retrial of the issues subject of such judgment or any re-examination of the underlying claims.

At common law, the courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the courts of all countries not covered by the BVI Reciprocal Enforcement of Judgments Act (Cap. 65) (or, where applicable, the Foreign Judgments (Reciprocal Enforcement) Act (Cap. 27)) against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. Such a judgment would be enforced by treating the judgment as a cause of action and commencing an action on the foreign judgment debt in the Court of the British Virgin Islands, with a view to proceeding with the claim by way of summary judgment.

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Hong Kong

Our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of five directors, all of our executive directors are located in Hong Kong.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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UNDERWRITING

We expect to enter into an underwriting agreement with Pacific Century Securities, LLC, as representative of the several underwriters named therein (the “Representative”), with respect to the Class A Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Name	Number of Ordinary Share
Pacific Century Securities, LLC	[ ]
Total	[ ]

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the Representative a 45-day option to purchase up to an aggregate of 225,000 additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering), at the offering price per Class A Ordinary Share less underwriting discounts. The Representative may exercise this option for 45 days from the date of closing of this offering solely to cover sales of Class A Ordinary Shares by the Representative in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the Representative will offer the additional Class A Ordinary Shares at $[●] per Ordinary Share, the offering price of each Class A Ordinary Share.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share		Without Over-allotment		Full Exercise of Over-allotment
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts to be paid by us:	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

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We have agreed to reimburse the Representative up to a maximum of US$250,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$80,000 to the Representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the offering, we shall reimburse the underwriter one percent (1%) of the gross proceeds of the offering as non-accountable expenses.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $546,769.

Right of First Refusal

If, for the period beginning on the closing of the offering and ending twelve (12) months after closing of the offering, the Company or any of its subsidiaries engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subsequent Transaction”), the Representative (or any affiliate designated by the Representative) shall have the right of first refusal to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subsequent Transaction.

Lock-Up Agreements

We have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares, or any securities convertible into or exchangeable or exercisable for our Class A Ordinary Shares, for a period of six (6) months from the closing of this offering.

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Class A Ordinary Shares) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months from the date of this prospectus, without the prior written consent of the representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

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Foreign Regulatory Restrictions on Purchase of our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on Nasdaq Capital Market under the symbol “BAO”. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on Nasdaq Capital Market or another national exchange and if such listing is not obtained then this offering will be terminated.

Electronic Offer, Sale and Distribution of Ordinary Share

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute prospectus electronically. The underwriter may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	1,320
FINRA Filing Fee	US$	1,817
Nasdaq Listing Fee	US$	5,000
Printing and engraving expenses	US$	17,360
Legal fees and expenses	US$	433,771
Accounting fees and expenses	US$	66
Miscellaneous	US$	93,578

Total	US$	552,912

These expenses will be borne by us.

104

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of U.S. federal securities. The validity of the Class A Ordinary Shares offered in this Offering and certain legal matters as to BVI law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to Hong Kong law will be passed upon for us by Robertsons. Certain legal matters of United States federal securities in connection with this Offering will be passed upon for the underwriter by VCL Law LLP.

105

EXPERTS

The financial statements as of March 31, 2025 and 2024 included in this prospectus have been audited by TAAD LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of TAAD LLP is located at 20955 Pathfinder Road, Suite 370, Diamond Bar, CA 91765, USA.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Class A Ordinary Shares to be sold in this Offering. For the purposes of this section, the term “Registration Statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the Registration Statement on Form F-1, does not contain all of the information contained in the Registration Statement. You should read our Registration Statements and their exhibits and schedules for further information with respect to us and our Class A Ordinary Shares.

Immediately upon the effectiveness of the Registration Statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the Registration Statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited combined financial statements prepared in conformity with IFRS, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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BAO HOLDING LIMITED

TABLE OF CONTENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of BAO Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of BAO Holding Limited (the Company) as of March 31, 2025 and 2024, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025 in conformity with International Financial Reporting Standards as issued by International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter – Subsequent Events

Without qualifying our opinion, we draw attention to Note 17 to the financial statement (Subsequent Event). The Company declared dividend to its shareholders with total amounts of HK$6,150,000 on April 20, 2025, and fully paid in June 2025.

/s/ TAAD, LLP

We have served as the Company’s auditor since 2024.

Diamond Bar, California

July 11, 2025, except for Note 17, as to which the date is August 20, 2025 and Note 6 and Note 16, as to which the date is September 5, 2025

F-2

BAO HOLDING LIMITED

CONSOLIDATED STATEMENTS OF INCOME

		For the years ended March 31,
		2025	2024
	Note	HKD	HKD
Revenues	4	28,501,166	13,269,232

Cost and expenses
Cost of revenues		17,597,454	10,760,081
Cost of revenues - related parties		-	250,000
General and administrative expenses		2,926,862	2,035,632
Credit loss on trade and other receivables		177,863	100,925
Total cost and expenses		20,702,179	13,146,638

Income from operations		7,798,987	122,594

Other income (expenses)
Interest expense		(9,355)	-
Other expenses		-	(3,882)
Other income		1,789	570
Total other income (expenses), net		(7,566)	(3,312)
Income before income tax		7,791,421	119,282

Income tax expense	5	1,153,268	43,923
Net income		$6,638,153	$75,359

Weighted average number of Class A Ordinary Shares
Basic and diluted*	6	15,050,000	15,050,000

Weighted average number of Class B Ordinary Shares
Basic and diluted*	6	1,402,660	1,402,660

Earnings per Class A Ordinary share
Basic and diluted*	6	$0.403	$0.005

Earnings per Class B Ordinary share
Basic and diluted*	6	$0.403	$0.005

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization completed on January 17, 2025 and the allotment and issuance of shares at par value completed on September 2, 2025.

The accompany notes are an integral part of these consolidated financial statements.

F-3

BAO HOLDING LIMITED

CONSOLIDATED Statements of financial position

		As of March 31,
		2025	2024
	Note	HKD	HKD
Assets
Current assets
Cash		$1,718,763	$76,792
Accounts receivable, net	7	8,667,021	2,413,669
Prepayment, deposits and other receivables	8	2,405,738	6,538,463
Prepaid tax		-	481,687
Amount due from a related party	13	2,709	167
Contract assets		90,000	2,340,363
Deferred IPO costs		1,778,531	-
		14,662,762	11,851,141

Non-current assets
Equipment, net	9	538,911	548,645
Right-of-use assets	10	472,772	-
		1,011,683	548,645

Total assets		$15,674,445	$12,399,786

Liabilities and shareholders’ equity
Current liabilities
Account payables		$3,112,057	$1,703,528
Accrued expenses	11	16,238	2,122,324
Other payables	12	2,010,571	6,711,662
Amount due to a director	13	1,109,946	507,298
Lease liabilities	10	232,087	-
Income tax payable		955,584	-
Total current liabilities		7,436,483	11,044,812

Non-Current Liabilities
Lease liabilities	10	244,835	-

Total liabilities		7,681,318	11,044,812

Shareholders’ equity
Class A Ordinary shares, US$0.0001 par value, authorized 900,000,000 shares as of March 31, 2025 and 2024; 15,050,000 shares issued and outstanding as of March 31, 2025 and 2024, respectively*	16	11,748	11,748
Class B Ordinary shares, US$0.0001 par value, authorized 100,000,000 shares as of March 31, 2025 and 2024; 1,402,660 shares issued and outstanding as of March 31, 2025 and 2024, respectively*	16	1,095	1,095
Shares subscription receivable		(90,197)	(90,197)
Other reserve		1,027,354	1,027,354
Retained earnings		7,043,127	404,974
Total shareholders’ equity		7,993,127	1,354,974

Total liabilities and shareholders’ equity		$15,674,445	$12,399,786

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization completed on January 17, 2025 and the allotment and issuance of shares at par value completed on September 2, 2025.

The accompany notes are an integral part of these consolidated financial statements.

F-4

BAO HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Class A Ordinary Shares		Class B Ordinary Shares		Share subscription	Other	Retained
	Shares	Par Value	Shares	Par Value	receivable	Reserve	Earnings	Total
		HKD		HKD	HKD		HKD	HKD
Balance, April 1, 2023*	15,050,000	$11,748	1,402,660	$1,095	$(90,197)	$1,027,354	$329,615	$1,279,615
Net income	-	-	-	-	-	-	75,359	75,359
Balance, March 31, 2024*	15,050,000	$11,748	1,402,660	$1,095	$(90,197)	$1,027,354	$404,974	$1,354,974
Net income	-	-	-	-	-	-	6,638,153	6,638,153
Balance, March 31, 2025	15,050,000	$11,748	1,402,660	$1,095	$(90,197)	$1,027,354	$7,043,127	$7,993,127

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization completed on January 17, 2025 and the allotment and issuance of shares at par value completed on September 2, 2025.

The accompany notes are an integral part of these consolidated financial statements.

F-5

BAO HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended March 31,
	2025	2024
	HKD	HKD
Cash flows from operating activities:
Net income before income tax	$7,791,421	$119,282
Adjustments to reconcile net income to net cash provided by operating activities:
Finance costs	9,355	-
(Gain) loss on disposal of items of property and equipment	(694)	3,882
Depreciation of equipment	185,308	250,226
Amortization of intangible assets	-	348,467
Depreciation of right-of-use assets	78,795	-
Loss allowance for expected credit losses	177,863	100,925
Change in operating assets and liabilities
Accounts receivable	(6,431,215)	(2,126,668)
Prepayment, deposits and other receivables	4,132,725	2,059,125
Contract assets	2,250,363	(2,340,363)
Account payables	1,408,529	1,433,204
Other payables and accruals	(6,807,177)	1,407,529
Cash generated from operations	2,795,273	1,255,609
Income taxes refund (paid)	284,003	(653,869)
Net cash provided by operating activities	3,079,276	601,740

Cash flow from investing activities:
Proceeds from disposal of items of equipment	1,000	3,960
Purchases of property and equipment	(175,880)	(287,180)
Net cash used in investing activities	(174,880)	(283,220)

Cash flow from financing activities:
Net proceeds (repayment) of amount due to a director	602,648	(506,723)
Net proceeds (repayment) of amount due from a related party	(2,542)	8,338
Deferred IPO costs	(1,778,531)	-
Interest elements of lease rentals paid	(9,355)	-
Principal portion of lease payments	(74,645)	-
Net cash used in financing activities	(1,262,425)	(498,385)

Change in cash	1,641,971	(179,865)

Cash, beginning of the year	76,792	256,657

Cash, end of the year	$1,718,763	$76,792

The accompany notes are an integral part of these consolidated financial statements

F-6

BAO HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

BAO Holding Limited (the “Company” or “BAO Group”) is a holding company incorporated on December 2, 2024 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the outstanding share capital of Forever Brand Limited (“BVI Sub”) which was incorporated under BVI law on August 9, 2018 and which was indirectly wholly-owned by Mr. Lee. BVI Sub is also a holding company holding of all the equity interest of Boxasone Limited (“BoxAO”), a Hong Kong Company incorporated on June 13, 2018. The Company, through BoxAO, is an IT solutions services provider based in Hong Kong, that utilize analystic and programming skills to provide customized software development and technology solutions to optimize business performance of, and create new business opportunities, for customers.

On December 2, 2024, BAO Group is incorporated and one Class A Ordinary Share is issued to Ever Topmax Limited for cash at par. On December 17, 2024, Ever Topmax Limited, Mr. Chan, Ms. Au-Yeung, Supreme Encounter Limited, Heroic Master Limited, First Mark Limited and Wisdom Bridge Limited subscribed for 46,598; 17,600; 16,100; 5,000; 4,900; 4,900 and 4,900 Class A Ordinary Shares for US$4,660; US$1,760; US$1,610; US$500; US$490; US$0.49 and US$0.49, respectively. On December 17, 2024, 2024, Ever Topmax Limited subscribed for 9,320 Class B Ordinary Share for US$932. On January 17, 2025, BAO Group entered into a reorganisation agreement to acquire from Ever Topmax Limited 100 shares in BVI Sub representing the entire issued share capital of BVI Sub by a consideration of 1 shares of BAO Group, resulting in BAO Group being the parent company of BVI Sub and the indirect parent company of BoxAO.

The consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership	Principal activities
Forever Brand Limited (“BVI Sub”)	● A BVI company ● Incorporated on August 9, 2018	100% owned by BAO Group	Investment holding
Boxasone Limited (“BoxAO”)	● A Hong Kong company ● Incorporated on June 13, 2018	100% owned by BVI Sub	software development and technology solutions

Note 2 — Liquidity

In assessing the Company’s liquidity, the Company monitors and evaluates its cash and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of March 31, 2025, the Company had cash in an amount of HKD1,718,763 and net working capital (excluded deferred IPO costs) of HKD5,447,748. To continue to sustain its ability to support the Company’s operation, the Company considered supplementing its sources of funding through the following:

-	cash generated from operations;

-	the Company seeks financing from banks and other financial institutions; and

-	financial support from Mr. Lee for a credit line of HK$1,500,000, which is interest free and repayable on 1 year.

Based on the above considerations, management believes that the Company has sufficient funds to meet its operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to the Company on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine the Company’s plans such as (i) changes in the demand for the Company’s services, (ii) government policies, and (iii) economic conditions in Hong Kong and worldwide. The Company’s inability to secure needed financing when required may require material changes to the Company’s business plan and could have a material impact on the Company’s financial conditions and result of operations.

F-7

Note 3 — Summary of significant accounting policies

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with the IFRS Accounting Standards as issued by International Accounting Standards Board. The consolidated financial statements have been prepared under the historical cost convention.

The preparation of financial statements in conformity with IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies.

Principles of consolidation

BAO Holding Limited was formed on December 2, 2024. As all the Company’s subsidiaries presented are under common control, the series of contractual arrangements between Ever Topmax Limited, Forever Brand Limited and the Company constituted a reorganization under common control and were required to be retrospectively applied in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control.. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis prepared as if the existing corporate structure had been in existence throughout all periods. All inter-company transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of these consolidated financial statements in accordance with IFRS requires management to make estimates and judgments that affect the recognition, measurement and disclosure of amounts reported in these consolidated financial statements and accompanying notes. The reported amounts and note disclosures are determined using management’s best estimates based on assumptions that reflect the most probable set of economic conditions and planned courses of action. Actual results may differ from such estimates. These judgments, estimates and assumptions are reviewed regularly. Significant accounting estimates reflected in the Company’s consolidated financial statements include determinations of the useful lives of property and equipment and estimates of provision for doubtful accounts.

Earnings per share

Basic earnings per class A and class B ordinary share is computed by dividing net income attributable to class A and class B, respectively, by the weighted average number of ordinary shares of each respective class outstanding during period presented. Diluted income per share is calculated by dividing net income attributable to class A and class B, respectively, as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Foreign currency translation and transaction

The functional currency used by the Company is the Hong Kong Dollar (“HKD”). Consequently, operations in currencies other than the HKD are considered to be denominated in foreign currency and are recorded at the exchange rates in force on the dates of the operations.

At year-end, monetary assets and liabilities denominated in foreign currency are converted by applying the exchange rate on the balance sheet date. The profits or losses revealed are charged directly to the profit and loss account for the year in which they occur.

On each balance sheet date, monetary assets and liabilities in foreign currency are converted at the rates in force on the closing date. Non-monetary items in foreign currency measured in terms of historical cost are converted at the exchange rate on the date of the transaction.

The exchange differences of the monetary items that arise both when liquidating them and when converting them at the closing exchange rate, are recognized in the results of the year, except those that are part of the investment of a business abroad, which are recognized directly in equity net of taxes until the time of its disposal.

F-8

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobserved and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the balance sheets at face value or cost because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Related parties

(a)	A person, or a close member of that person’s family, is related to the Group if that person:
	(i)	has control or joint control over the Group;
	(ii)	has significant influence over the Group; or
	(iii)	is a member of the key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions applies:
	(i)	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
	(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
	(iii)	Both entities are joint ventures of the same third party.
	(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
	(v)	The entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group.
	(vi)	The entity is controlled or jointly controlled by a person identified in (a).
	(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).
	(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the Group’s parent.

Revenue recognition

A five-step approach is applied in the recognition of revenue: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation. Customer purchase orders plus the underlying master sales agreements are considered to be contracts with the customer for purposes of applying the five-step approach.

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The Company generates revenues from (i) transaction fee for managed payments solutions; (ii) and system and related hardware design and development and related maintenance services.

F-9

Transaction based revenue

The Company offer a provides one-stop electronic payment services to sellers that supports multiple payment methods and linked the payment systems to seller’s facilities.

The Company charges its sellers a transaction fee for managed payments solutions that is generally calculated by two means: i) as a percentage of the total transaction amount processed; and/or (ii) a fixed monthly fee. The Company collects the transaction amount from the seller’s customer’s bank, net of acquiring interchange and assessment fees, processing fees, and bank settlement fees paid to third-party payment processors and financial institutions. The Company retains its fees and remits the net amount to the sellers.

The Company acts as the merchant of record for its sellers and works directly with payment processing companies so that its sellers do not need to manage the complex systems, rules, and requirements of the payments industry. The Company satisfies its performance obligations and therefore recognizes the transaction fees as revenue upon authorization of a transaction by the seller’s customer’s bank.

Revenue is recognized net of refunds, which arise from reversals of transactions initiated by sellers. The transaction fees collected from sellers are recognized as revenue on a gross basis as the Company is the principal in the delivery of the managed payments solutions to the sellers. The Company has concluded it is the principal because as the merchant of record, it controls the services before delivery to the seller, it is primarily responsible for the delivery of the services to its sellers, and it has discretion in setting prices charged to sellers. The Company also has the unilateral ability to accept or reject a transaction based on criteria established by the Company. As the merchant of record, the Company is liable for the costs of processing the transactions for its sellers, and records such costs within cost of revenue.

The revenue is recognized at the time when the underlying transaction is completed.

System and Related Hardware Design and Development and related maintenance service

The Company offer hardware products and services designed for certain specific industries, including, among others, our smart retail solutions and related hardware that are designed for managing different businesses. The Company would also offer tailor made system development for customers based on their specific needs.

For system development, the scope may involve the design (proof of concept), build, customization and setup of hardware. Each hardware product and its related software, such as a system or firmware, are highly interdependent and interrelated and are accounted for as a combined performance obligation. The customers are typically required to pay an upfront payment and only obligated to pay the remaining to the Company when the entire hardware and software passed the acceptance tests and completed. As the process involves programming and coding to be compatible with each hardware product, it would be difficult for customer to change vendors without incurring significant additional costs to reperform the work completed. Furthermore, the design and specification needed for each hardware products differs substantially on the basis of each customer’s needs and specifications. Although the contracts do not preclude the Company from directing the completed hardware products to another customers, the Company would incur significant costs to rework the design and function of the hardware products. As such, the system development of the hardware products does not have an alternative use to the Company. The contracts of the Company typically contain user acceptance tests, that the customers can perform the testing. Control of the product is not transferred to the customer until the customer accepts the product by passing the acceptance test. The revenues for this combined performance obligation are generally recognized at the point in time that the hardware product and its related software completed the acceptance test and ownership is transferred to the customer.

The Company also provides maintenance services to the system development, such as remote technical support and troubleshooting for the hardware and related software. The Company concludes that the services provided each month during the annual service term (1) are distinct, (2) meet the criteria for recognizing revenue over time, and (3) have the same method for measuring progress. In addition, the Company concludes that the services provided each month are substantially the same and result in the transfer of substantially the same services to the customers each month. That is, the benefits consumed by the customers are substantially the same for each monthly transaction, even though the exact volume of services may vary each month. Therefore, the Company concludes that the maintenance services satisfy the requirements of IFRS 15 to be accounted for as a single performance obligation. The Company recognizes revenue for this type of service over time.

Typically, the above-mentioned project-based services and recurring services are separately provided to difference customers. The Company used a cost plus a margin pricing model to estimate the stand-along-selling price.

F-10

Cost of Revenues

Transaction-based costs consist primarily of processing fees and bank settlement fees paid to third-party payment processors and financial institutions.

Hardware costs consist of the product costs associated with card readers, terminal, routers and other hardware devices.

Other costs consisted of cost of consultants or subcontractors assigned to revenue-generating activities.

Cash

Cash primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank accounts in Hong Kong.

Deposit accounts denominated in Hong Kong Dollars, or any other currencies at the banks and financial institutions who are the members of Deposit Protection Scheme will be covered up to a limit of HK$800,000 per depositor per scheme member by Hong Kong Deposit Protection Board in an event of bank failure. The Company has not experienced any losses in bank accounts and believe its credit risk is not significant.

Accounts receivable, net

The Company carries accounts receivable at the face amounts less a reserve for estimated credit losses. The Company estimated its reserve for credit losses using relevant available information from internal and external sources relating to past events, current conditions and reasonable and supportable forecasts.

The Company recognizes expected credit losses (“ECL”) for accounts receivable based on the simplified approach. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the account receivable.

The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement. ECLs are a probability-weighted estimate of credit losses.

As of March 31, 2025 and March 31, 2024, the Company recognize the provision allowance balance for credit losses of HK$506,920 and HK$329,057, respectively.

Prepayment, deposits and other receivables

Prepayments are cash deposited or advanced to suppliers for the purchase of goods or services that have not been received or provided. This amount is refundable and bears no interest. Deposits mainly consist of prepaid deposit to vendors for providing the services and goods, which are refundable. Other receivables include out of pocket expenses to be collected from the clients.

F-11

Equipment, net

Equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Estimated Useful Life
Machinery and equipment	5 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the non-discounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the assets plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Deferred IPO costs

IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs.

Contract assets

Contract assets are rights to consideration in exchange for goods or services that the Company has transferred to a customer when such a right is conditional on something other than the passage of time.

As at March 31, 2025, the contract assets of HK$90,000 are related to software and service arrangements for a customer where transfer of control has occurred but we have not yet invoiced. As at March 31, 2024, the contract assets of HK$2,340,363 are primarily related to software and service arrangements for two customers where transfer of control has occurred but we have not yet invoiced.

F-12

Employee benefits

Under Hong Kong Mandatory Provident Fund Schemes Ordinance, an employer shall enroll their regular employees in Mandatory Provident Fund Schemes. Regular employees are those who are at between 18 and 65 years of age and have been employed for consecutive 60 days or more. An employer is required to make regular mandatory contributions at least 5% of the employee’s monthly income between HK$7,100 and HK$30,000 and HK$1,500 of the employee’s monthly income over HK$30,000.

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The Company’s CODM assess the Company’s performance and results of operations on a combined basis. The Company generates substantially all of its revenues from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Company’s long-lived assets are located in Hong Kong.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

As a lessee

Allocation of consideration to components of a contract

For a contract that contains a lease component and one or more additional lease or non-lease components, the Company allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

Short-term leases

The Company applies the short-term lease recognition exemption that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. Lease payments on short-term leases are recognized as expense on a straight-line basis over the lease term.

Right-of-use assets

Right-of-use assets are recognized at the commencement date of the lease (that is the date the underlying asset is available for use). Right-of-use assets are measured at cost, less accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the lease terms.

Lease liabilities

Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for termination of a lease, if the lease term reflects the Company exercising the option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.

Income taxes

BAO Holding Limited and Forever Brand Limited are not subject to tax on income or capital gains under the current laws of the British Virgin Islands. In addition, upon payments of dividends by the BAO Holding Limited and the Company’s subsidiary in Hong Kong, Boxasone Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Boxasone Limited is incorporated in and carries trade and business in Hong Kong Special Administrative Region and is subject to Hong Kong profits tax under Inland Revenue Department Ordinance. In general, the Inland Revenue Department of Hong Kong has up to 7 years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2017/18 to 2024/25 of the Company’s Hong Kong subsidiary remain open to examination by the taxing jurisdictions

No taxable income was generated outside Hong Kong for the years ended March 31, 2025 and 2024. The Company accounts for income tax in accordance with IFRS for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method with respect to temporary differences arising from between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax position as of March 31, 2025 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-13

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality. The Company’s credit risk with respect to cash is discussed under “Cash” in this section.

Accounts receivable primarily comprise of amounts receivable from the clients serviced. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of customers

As of March 31, 2025, three customers accounted for 34.5% (customer E), 30.3% (customer B) and 20.2% (customer F), respectively, of the Company’s total accounts receivable. As of March 31, 2024, a customer accounted for 54.3% (customer B) of the Company’s total accounts receivable.

For the year ended March 31, 2025, three customers accounted for 43.9% (customer B), 18.1% (customer E) and 10.0% (customer A), respectively, of the Company’s total revenues. For the year ended March 31, 2024, four customers accounted for 28.6% (customer A), 28.5% (customer B), 22.5% (customer C) and 12.6% (customer D), respectively, of the Company’s total revenues.

Concentration of vendors

As of March 31, 2025, a vendor accounted for 89.2% of the Company’s total accounts payable. As of March 31, 2024, two vendors accounted for 82.6% and 13.6%, respectively, of the Company’s total accounts payable.

For the year ended March 31, 2025, two vendors accounted for 55.4% and 26.1%, respectively, of the Company’s total purchases. For the year ended March 31, 2024, three vendors accounted for 32.0%, 25.9% and 16.8%, respectively, of the Company’s total purchases.

F-14

Recent accounting pronouncements

The following new standards and amendments to standards have not come into effect for the financial year beginning April 1, 2024, and have not been early adopted by the Company in preparing these consolidated financial statements. None of these new standards and amendments to standards is expected to have a material effect on the consolidated financial statements of the Company.

Effective for annual periods beginning
Amendments to IAS 21	Lack of Exchangeability	January 1, 2025
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments	January 1, 2026
Amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7	Annual Improvements to IFRS Accounting Standards - Volume 11	January 1, 2026
IFRS 19	Subsidiaries without Public Accountability: Disclosures	January 1, 2027
IFRS 18	Presentation and Disclosure in Financial Statements	January 1, 2027
Amendments to IFRS 10 and IAS 28	Sale or contribution of assets between an investor and its associate or joint venture	To be determined

Note 4 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the considerations the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the fiscal years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
	HKD	HKD
Project development	$20,571,396	$5,198,502
Project maintenance services	7,423,281	7,739,498
Transaction based revenue	506,489	331,232
Total revenues	$28,501,166	$13,269,232

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
	HKD	HKD
Service transferred over time	$7,423,281	$7,739,498
Service transferred at a point in time	21,077,885	5,529,734
	28,501,166	13,269,232

F-15

The amounts of transaction prices allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as of March 31 are as follows:

	As of March 31,
	2025	2024
	HKD	HKD
Amounts expected to be recognized as revenue:
Within one year	$1,900,000	$4,638,082
After one year	-	1,900,000
	$1,900,000	$6,538,082

The Company expects to recognize majority of the related revenue as it provides services to its clients, which is expected to occur within three years for project maintenance fees. The Company elected to utilize the optional exemption to exclude from this disclosure the remaining performance obligations that have original expected duration of one year or less.

Note 5 — Taxes

British Virgin Islands

BAO Holding Limited and Forever Brand Limited are incorporated in the British Virgin Islands and conduct all of the Company’s businesses through the Company’s subsidiary in Hong Kong, Boxasone Limited. Under the current laws of the British Virgin Islands, BAO Holding Limited and Forever Brand Limited are not subject to tax on income or capital gains. In addition, upon payments of dividends by the BAO Holding Limited and the Company’s subsidiary in Hong Kong, Boxasone Limited to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Two-tier Profits Tax Rates

BoxAO is incorporated in Hong Kong and is subject to Hong Kong profits tax compliance.

Under the current Hong Kong Inland Revenue Ordinance, the Company’s Hong Kong subsidiaries are subject to Hong Kong Profits Tax at the rate of 16.5% on their taxable income generated from the operations in Hong Kong. A two-tiered profits tax rates regime was introduced in 2018 where the first HKD2 million of assessable profits earned by a company will be taxed at half of the current tax rate (8.25%) whilst the remaining profits will continue to be taxed at 16.5%. There is an anti-fragmentation measure where each group will have to nominate only one company in the Group to benefit from the progressive rates.

For the tax years of 2024 and 2025, the Financial Secretary of Hong Kong provided concessionary measures by providing tax reduction (“tax credit”) of profits tax up to HKD3,000 and HKD1,500, respectively, per case.

Net operating loss will be carried forward indefinitely under Hong Kong profits tax regulation. As of March 31, 2025, the net operating loss carry forwards available to offset future taxable income is HKD8,427. As of March 31, 2024, no provision for Hong Kong profits tax has been made as the Company has available tax losses brought forward from prior years to offset the future taxable income.

F-16

The income tax provision consisted of the following components:

	For the years ended March 31,
	2025	2024
	HKD	HKD
Current:
Hong Kong	$1,153,268	$43,923
Total provision for income taxes	1,153,268	43,923

A reconciliation between the Company’s actual provision for income taxes and the provision at the Hong Kong statutory rate was as follows:

	For the years ended March 31,
	2025	2024
	HKD	HKD
Income before income tax	$7,791,421	$119,282
Hong Kong income tax rate	16.5%	16.5%
Income tax expense computed at statutory rate	1,285,584	19,682
Preferential rate	(165,000)	(46,104)
Reconciling items:
Non-taxable items in Hong Kong	(281)	(94)
Unrecognized deferred income tax assets	10,462	-
Expenses not deductible for tax	29,347	73,439
Tax losses utilised from previous periods	(6,844)
Tax credit	-	(3,000)
Total income tax expense	$1,153,268	$43,923
Effective tax rate	14.8%	36.8%

No deferred tax assets or liabilities has been recognized in the financial statements as the Company did not have material temporary differences arising between the tax bases of assets and liabilities and their carrying amounts as of March 31, 2025 and 2024.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of and for the years ended March 31, 2025 and 2024, the Company did not have any unrecognized tax benefits.

Note 6 — Earnings per share

The following table sets forth the computation of basic and dilutive earnings per share of class A and class B ordinary share:

	Year ended March 31, 2025
	Class A	Class B
	HKD	HKD
Allocation of undistributed profit	$6,072,222	$565,931

Weighted average number of ordinary shares used in per share computation	15,050,000	1,402,660
Basic and diluted earnings per share	$0.403	$0.403

	Year ended March 31, 2024
	Class A	Class B
	HKD	HKD
Allocation of undistributed profit	$68,934	$6,425

Weighted average number of ordinary shares used in per share computation*	15,050,000	1,402,660
Basic and diluted earnings per share	$0.005	$0.005

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization completed on January 17, 2025 and the allotment and issuance of shares at par value completed on September 2, 2025.

F-17

Note 7 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	As of March 31,
	2025	2024
	HKD	HKD
Accounts receivable	$9,173,941	$2,742,726
Less: loss allowance for expected credit losses	(506,920)	(329,057)
Accounts receivable, net	$8,667,021	$2,413,669

The loss allowances for accounts receivable as at March 31, 2025 and 2024 are as follows:

	As of March 31
	2025	2024
	HKD	HKD
Beginning balance	$329,057	$228,132
Provision	177,863	100,925
Ending balance	$506,920	$329,057

Note 8 — Prepayment, deposits and other receivables

Prepayment, deposits and other receivables, net included the following:

	As of March 31
	2025	2024
	HKD	HKD
Prepayment	$2,231,838	$6,480,663
Deposits	173,900	27,500
Other receivables	-	30,300
Total	$2,405,738	$6,538,463

Prepayments included advance to suppliers and vendors for the purchase of goods or services that have not been received or provided.

Note 9 — Equipment, net

Equipment consisted of the following:

	As of March 31,
	2025	2024
	HKD	HKD
Machinery and equipment	$1,456,324	$1,324,034
Computer equipment	68,887	68,887
Subtotal	1,525,211	1,392,921
Less: accumulated depreciation	(986,300)	(844,276)
Total	$538,911	$548,645

During the year ended March 31, 2025 and March 31, 2024, the Company acquired equipment of HK$175,880 and HK$287,180, respectively. During the year ended March 31, 2025 and March 31, 2024, the Company disposed equipment with net book value of HK$306 and HK$Nil, respectively. Depreciation expense for property and equipment for the years ended March 31, 2025 and 2024 amounted to HK$185,308 and HK$250,226 respectively.

F-18

Note 10— Leases

The Company has lease contract for the property with lease term of 2 years and 4 months.

(a)	Right-of-use assets

The carrying amounts of right-of-use assets are as below:

Property
HKD
As at March 31, 2024	$-
Inception of new leases	551,567
Depreciation charge	(78,795)
As at March 31, 2025	$472,772

(b)	Lease liabilities

The carrying amounts of lease liabilities are as below:

	As of March 31,
	2025	2024
	HKD	HKD
As at March 31, 2024	$-	$-
New leases	551,567	-
Accretion of interest recognized during the year	9,355	-
Payments	(84,000)	-
As at March 31, 2025	476,922	-

Less: portion classified as current liabilities	(232,087)	-
Non-current liabilities	$244,835	$-

The maturity profile of the lease liabilities, based on the contractual undiscounted payments, is as follows:

2025
HKD
Less than one year	$252,000
One to five years	252,000
Total undiscounted lease liabilities	$504,000

F-19

The amount recognized in profit or loss in relation to leases are as follows:

	For the years ended March 31,
	2025	2024
	HKD	HKD
Interest expenses (included in interest expenses)	$9,355	$-
Depreciation charge of right-of-use assets (included in general and administrative expenses)	78,795	-

For the year ended March 31, 2025 and 2024, the Company has no short-term or low value exemption lease expenses.

Note 11 — Accrued expenses

Accrued expenses consisted of the following:

	As of March 31
	2025	2024
	HKD	HKD
Accrued expenses	$16,238	$2,122,324

As at March 31, 2025, the accrued expenses represented the unbilled audit fee and insurance. As at March 31, 2024, the accrued expenses mainly represented an unbilled project cost of designation and development with payment term of 12 months per contract.

Note 12 —Other payables

Accrued expenses and other payables consisted of the following:

	As of March 31
	2025	2024
	HKD	HKD
Advances from customers	1,952,200	6,590,282
Other deposits	35,340	121,380
Other	23,031	-
Total	$2,010,571	$6,711,662

The advancement from customers represented the purchase of goods or subscription of services prepaid to the Company.

F-20

Note 13 — Supplemental cash flow information

For the year ended March 31, 2025, the Company had non-cash additions to right-of-use assets and lease liabilities of HK$551,567 and HK$551,567, respectively, in respect of lease arrangement of the property.

Note 14 — Related party transactions and balances

(a)	Transactions

For the year ended March 31, 2025, the Group did not have any related party transaction. For the year ended March 31. 2024, the Group received services from Global Engine Limited (“GEL”) (Mr. Lee Yat Lung Andrew (“Mr. Lee”) is the sole director and controlling shareholder) and reflected in cost of revenue amounted to HK$250,000.

(b)	Balances with related parties

Amount due from related parties

Name of			As of March 31,
related parties	Relationship	Nature of transactions	2025	2024
			HKD	HKD
GEL	Mr. Lee is a sole director and controlling shareholder	BoxAO reimbursed for certain expenses, including insurance and office expenses incurred on behalf of GEL.	$2,709	$167

Amount due to a director

Name of			As of March 31,
related parties	Relationship	Nature of transactions	2025	2024
			HKD	HKD
Mr. Lee	Mr. Lee is a director and controlling shareholder of the Company	Mr. Lee provided fund to support the operations of BAO from time to time	$1,109,946	$507,298

F-21

(c)	Key management personnel compensation

	For the years ended March 31,
	2025	2024
	HKD	HKD
Short-term employee benefits	619,500	714,000

Note 15 —Contingencies

Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of March 31, 2025 and 2024, the Company had no outstanding lawsuits nor claims.

Note 16 — Equity

Ordinary shares

The Company is authorised to issue up to a maximum of 1,000,000,000 shares with a par value of US$0.0001 each comprising (i) 900,000,000 Class A Ordinary Shares with a par value of US$0.0001 each; and (ii) 100,000,000 Class B Ordinary Shares with a par value US$0.0001 each. The rights of the holders of the Class A Ordinary Shares and class B Ordinary Shares are identical, except with respect to voting and conversion. Each share of Class B Ordinary Shares is entitled to five votes per share and is convertible into one share of Class A Ordinary Shares. Each share of Class A Ordinary Shares is entitled to one vote per share.

On December 2, 2024, one Class A Ordinary Share is issued to Ever Topmax Limited for cash at par. On December 17 2024, Ever Topmax Limited, Mr. Chan, Ms. Au-Yeung, Supreme Encounter Limited, Heroic Master Limited, First Mark Limited and Wisdom Bridge Limited subscribed for 46,598; 17,600; 16,100; 5,000; 4,900; 4,900 and 4,900 Class A Ordinary Shares for US$4,660 (HK$36,257); US$1,760 (13,694); US$1,610 (HK$12,527); US$500 (HK$3,890); US$490 (HK$3,812); US$0.49 (HK$4) and US$0.49 (HK$4), respectively. On December 17, 2024, Ever Topmax Limited subscribed for 9,320 Class B Ordinary Shares for US$932 (HK$7,251). On January 17, 2025, one Class A Ordinary Share is issued to Ever Topmax Limited to acquire from Ever Topmax Limited 100 shares in BVI Sub representing the entire issued share capital of BVI Sub.

On September 2, 2025, each of our existing Shareholders, namely Ever Topmax, Mr. C Y Chan, Ms. Au-Yeung, Supreme Encounter, Heroic Master, First Mark and Wisdom Bridge were allotted and issued 6,966,700 Class A Ordinary Shares, 2,631,200 Class A Ordinary Shares, 2,406,950 Class A Ordinary Shares, 747,500 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, 732,550 Class A Ordinary Shares, respectively, for cash at par to effectively implement a forward split. Also on September 2, 2025, Ever Topmax subscribed for 1,393,340 Class B Ordinary Shares for cash at par.

Note 17 — Subsequent events

The Company evaluated all events and transactions that occurred after March 31, 2025 up through August 20, 2025, the date the Company issued the consolidated financial statements. Other than the declaration of dividend disclosed elsewhere in the financial statements, there were no other subsequent events occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

Dividends

The Company declared a dividend of HK$56.2568 per share totalling HK$6,150,000 to its shareholders on April 20, 2025, and paid to the Company’s shareholders fully in June 2025. This proposed dividend is not reflected as dividend payable in the consolidated financial statements.

F-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

BVI’s laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended Memorandum and Articles of Association permits, to the fullest extent permissible under BVI Islands law, indemnification of our Executive Officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the BVI or elsewhere.

We intend to enter into indemnification agreements with each of our directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under BVI law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the BVI courts have declined to grant relief.

The form of indemnification agreement to be filed as Exhibit 10.22 to this registration statement will also provide for indemnification of us and our Executive Officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public Offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Class A Ordinary Shares

Allottee	Date of Sale or Issuance	Number of Securities

Ever Topmax Limited	December 16, 2024	1 Class A Ordinary Share
Ever Topmax Limited	December 17, 2024	46,958 Class A Ordinary Shares
Ever Topmax Limited	January 17, 2025	1 Class A Ordinary Share
Ever Topmax Limited	September 2, 2025	6,966,700 Class A Ordinary Shares
Mr. Chun Ying Chan	December 17, 2024	17,600 Class A Ordinary Shares
Mr. Chun Ying Chan	September 2, 2025	2,631,200 Class A Ordinary Shares
Ms. Au Yeung Pui Yee	December 17, 2024	16,100 Class A Ordinary Shares
Ms. Au Yeung Pui Yee	September 2, 2025	2,406,950 Class A Ordinary Shares
Supreme Encounter Limited	December 17, 2024	5,000 Class A Ordinary Shares
Supreme Encounter Limited	September 2, 2025	747,500 Class A Ordinary Shares
Heroic Master Limited	December 17, 2024	4,900 Class A Ordinary Shares
Heroic Master Limited	September 2, 2025	732,550 Class A Ordinary Shares
First Mark Development Limited	December 17, 2024	4,900 Class A Ordinary Shares
First Mark Development Limited	September 2, 2025	732,550 Class A Ordinary Shares
Wisdom Bridge Group Limited	December 17, 2024	4,900 Class A Ordinary Shares
Wisdom Bridge Group Limited	September 2, 2025	732,550 Class A Ordinary Shares
Ever Topmax Limited	December 17, 2024	9,320 Class B Ordinary Shares
Ever Topmax Limited	September 2, 2025	1,393,340 Class B Ordinary Shares

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed Offering or throughout a continuous Offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

II-2

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an Offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1***	Amended and Restated Memorandum and Articles of Association of the Registrant
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
5.2*	Opinion of Robertsons regarding Hong Kong legal matters
8.1*	Opinion of Conyers Dill & Pearman regarding certain BVI tax matters
10.1***	Service Agreement (Smart Kiosk Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated September 10, 2021
10.2***	Service Agreement (Smart Logistics Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated September 10, 2021
10.3***	Service Agreement (Smart Vending Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated September 10, 2021
10.4***	Supplementary Agreement (Smart Kiosk Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated June 30, 2022
10.5***	Supplementary Agreement (Smart Logistics Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated June 30, 2022
10.6***	Supplementary Agreement (Smart Vending Solution) between Happy Group Creation Limited and BoxAsOne Limited, dated June 30, 2022
10.7***	Service Agreement with Diyixian.com Limited and BoxAsOne Limited, dated August 30, 2022
10.8***	Service Agreement with Teligent International Limited and BoxAsOne Limited, dated October 30, 2023
10.9***	Amendment to Master Agreements between Happy Group Creation Limited, dated February 29, 2024
10.10*	Independent director Offer Letter with Mr. Butt Ka Cheuk
10.11*	Independent director Offer Letter with Mr. Pang Kwok Cheong
10.12*	Independent director Offer Letter with Mr. Chiu Tak Ming
10.13*	Form of Executive Officer and Director Employment Agreement
10.14**	2025 Equity Incentive Plan
10.15***	Service Agreement between the Registrant and MRM Entertainment Limited dated May 22, 2020
10.16***	Service Agreement between BoxAsOne Limited MDT Innovations Middle East TPZ-FZCO dated October 30, 2023
10.17***	Service Agreement between BoxAsOne Limited and Flexstream Asia Limited, dated August 30, 2022
10.18***	Service Agreement between Teligent International Limited and BoxAsOne Limited, dated November 15, 2024
10.19***	Service Agreement between BoxAsOne Limited and Flexstream Asia Limited, dated August 5, 2024
10.20***	Service Agreement between Sunion Manufacturing Limited and BoxAsOne Limited, dated August 5, 2024
10.21***	Service Agreement between BoxAsOne Limited and Nexsen Limited, dated November 15, 2024
10.22**	Form of Indemnification Agreement
14.1*	Code of Ethics of the Registrant
21.1***	List of Subsidiaries of the Registrant
23.1**	Consent of TAAD LLP
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.3)
23.3*	Consent of Robertsons (included in Exhibit 5.2)
23.4***	Consent of Mr. Butt Ka Cheuk to be named as a director nominee
23.5***	Consent of Mr. Pang Kwok Cheong to be named as a director nominee
23.6***	Consent of Mr. Chiu Tak Ming to be named as a director nominee
24.1***	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Form of Nominating and Corporate Governance Committee Charter
107***	Filing Fee Table

*	To be filed by amendment.
**	Filed herewith
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 5, 2025.

BAO Holding Limited

By:	/s/ Chan Chun Ying
Name:	Chan Chun Ying
Title:	Executive Director and Chief Executive Officer

BAO Holding Limited

By:	/s/ Lee Yat Lung Andrew
Name:	Lee Yat Lung Andrew
Title:	Chairman, executive director and acting Principal Financial Officer and Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors of BAO Holding Limited and executive officers of BAO Holding Limited and its subsidiaries hereby severally constitute and appoint, Chan Chun Ying, singly (with full power to act alone), our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chan Chun Ying
Chan Chun Ying	Executive Director and Chief Executive Officer	September 5, 2025

/s/ Lee Yat Lung Andrew
Lee Yat Lung Andrew	Chairman, Executive Director and acting Principal Financial Officer and Accounting Officer	September 5, 2025

/s/ Sin Chi Keung Mega
Sin Chi Keung Mega	Chief Technical Officer	September 5, 2025

/s/ * Chan Chun Ying
Chan Chun Ying (attorney-in-fact)		September 5, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 5, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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